UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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the Securities Exchange Act of 1934 (Amendment No.    )

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JELD-WEN HOLDING, INC.

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JELD-WEN HOLDING, INC. PROXY STATEMENT 2021

March 18, 2021

Dear Fellow Stockholders:

On behalf of the Board of Directors, I invite you to attend the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of JELD-WEN Holding, Inc., to be held virtually via the Internet on Thursday, April 29, 2021, at 8:00 a.m. (Eastern Time). The Board of Directors has determined that holding a virtual annual meeting will best facilitate stockholder attendance and participation in light of the global outbreak of coronavirus (“COVID-19”). We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to virtually attend the meeting on the Internet, vote your shares electronically and submit questions by visiting www.virtualshareholdermeeting.com/JELD2021.

At the Annual Meeting, you will be asked to: (i) elect nine nominees as directors to our Board of Directors, (ii) approve, on a nonbinding, advisory basis, the compensation of our named executive officers, (iii) ratify the selection of PricewaterhouseCoopers LLP as our independent auditor for 2021 and (iv) transact any other business that may properly come before the Annual Meeting or any adjournment or postponement of the meeting. In addition, management will respond to comments and questions of general interest to our stockholders.

It is important that your shares be represented and voted, regardless of whether you plan to virtually attend the Annual Meeting. You may vote in advance of the Annual Meeting on the Internet, by telephone or by completing and mailing a proxy or voting card. Voting in advance by Internet, telephone or mail will ensure your shares are represented at the Annual Meeting. If you virtually attend the meeting, you may choose to revoke your proxy and vote online during the meeting by following the instructions at www.virtualshareholdermeeting.com/JELD2021.

Securities and Exchange Commission rules allow companies to furnish proxy materials to their stockholders on the Internet. We are pleased to take advantage of these rules and believe that they enable us to provide you with the information you need, while making delivery more efficient and more environmentally friendly. In accordance with these rules, on March 18, 2021, we mailed a Notice of Internet Availability of Proxy Materials to each of our stockholders providing instructions on how to access our proxy materials and the 2020 Annual Report over the Internet. While the Notice of Internet Availability of Proxy Materials cannot itself be used to vote your shares, it provides instructions on how to vote online or by telephone and includes instructions on how to request a printed set of the proxy materials, including the 2020 Annual Report.

On behalf of management and our Board of Directors, we thank you for your continued support and interest in JELD-WEN Holding, Inc.

Sincerely,

Matthew D. Ross

Chairman of the Board of Directors

JELD-WEN Holding, Inc.

Notice of 2021 Annual Meeting of Stockholders

Date: Thursday, April 29, 2021	Time: 8:00 a.m. Eastern Time

Access:

www.virtualshareholdermeeting.com/JELD2021

In light of the global outbreak of COVID-19, for the safety of all of our people, our Board of Directors has determined that the Annual Meeting will be held in a virtual meeting format only, via the Internet, with no physical in-person meeting. At the virtual Annual Meeting, stockholders will be able to attend, vote and submit questions from any location via the Internet.

Record Date

March 1, 2021. Only stockholders of record of the Company’s common stock at the close of business on the record date are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments or postponements of the meeting.

Items of Business	•	To elect nine nominees as directors to our Board of Directors;

	•	To approve, on a nonbinding, advisory basis, the compensation of our named executive officers;

	•	To ratify the selection of PricewaterhouseCoopers LLP as our independent auditor for 2021; and

	•	To transact any other business as may properly come before the Annual Meeting or any adjournments or postponements of the meeting.

Proxy Materials

Attached to this meeting notice you will find a proxy statement that contains further information about the items upon which you will be asked to vote and the meeting itself. Your vote is very important—you may vote on the Internet, by telephone or by completing and mailing a proxy or voting card as explained in the attached 2021 Proxy Statement.

Admission to the Meeting

Our Annual Meeting can be accessed virtually via the Internet at: www.virtualshareholdermeeting.com/JELD2021

To participate, you will need the 16-digit control number provided on your proxy card or voting instruction form.

Proxy Voting

Even if you plan to virtually attend the Annual Meeting, we encourage you to submit your proxy by Internet, telephone or mail prior to the meeting. If you later choose to revoke your proxy or change your vote, you may do so by following the procedures described in the “Information about the Annual Meeting and Voting” section in the attached 2021 Proxy Statement.

Access to Proxy Materials

A Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access proxy materials (including the 2021 Proxy Statement and 2020 Annual Report) were first mailed on or about March 18, 2021 to all stockholders entitled to vote at the Annual Meeting, and the proxy materials were posted under the Financials section on the Company’s website, investors.jeld-wen.com, and on the website referenced in the Notice on the same day.

On behalf of the Board of Directors,

James S. Hayes

Corporate Secretary

March 18, 2021

IMPORTANT INFORMATION REGARDING THE AVAILABILITY OF PROXY MATERIALS

This Notice of Meeting, 2021 Proxy Statement, Proxy Card and 2020 Annual Report, which includes our

Annual Report on Form 10-K for the year ended December 31, 2020, are available at www.proxyvote.com.

2021 PROXY STATEMENT SUMMARY

This summary highlights information about JELD-WEN Holding, Inc. and the upcoming 2021 Annual Meeting of Stockholders (the “Annual Meeting”). This summary does not contain all the information you should consider, and you should read the entire Proxy Statement carefully before voting. Unless the context otherwise requires, all references in this Proxy Statement to “JELD-WEN,” “Company,” “we,” “us” and “our” refer to JELD-WEN Holding, Inc. and its subsidiaries.

Our mailing address and principal executive office is 2645 Silver Crescent Drive, Charlotte, North Carolina 28273. Our website is located at investors.jeld-wen.com. The information contained on, or that can be accessed through, our website is not a part of this Proxy Statement.

HOW TO VOTE YOUR SHARES

If you were a stockholder of record as of March 1, 2021, you may cast your vote in one of the following ways:

Internet (in advance of the Annual Meeting) Visit www.proxyvote.com and follow the instructions on your proxy card.	Phone Call 1-800-690-6903 or the number on your proxy card or voting instruction form. You will need the 16-digit control number provided on your proxy card or voting instruction form.	Mail Complete, sign and date the proxy card or voting instruction form and mail it in the accompanying pre-addressed envelope.	Internet (at the Annual Meeting) See “Questions and Answers About the Annual Meeting—How can I virtually attend the Annual Meeting?” on page 48 for details on how to access the Annual Meeting.

If you hold your shares in “street name,” you should follow the instructions provided by your bank or broker.

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CORPORATE GOVERNANCE HIGHLIGHTS

Our Board of Directors (the “Board”) is committed to maintaining the highest standards of integrity and ethics and to the continuous improvement of our corporate governance principles and practices. The following are some highlights of our governance framework:

•	Directors are elected for a one-year term, with the Board to be fully declassified by 2022

•	No supermajority voting requirements

•	Stockholder’s ability to call special meetings

•	Stockholder’s ability to take action by written consent

•	Separation of the roles of CEO and Chairman of the Board

•	Majority of directors are independent

•	Fully independent board committees

•	Regular executive sessions of independent directors

•	Active board oversight of strategy and enterprise risk management, including cybersecurity

•	Commitment to sustainability

•	Adoption of clawback, anti-hedging and anti-pledging policies

•	Director resignation policy for directors elected by less than a majority vote

•	Mandatory retirement age and term limits for non-employee directors

•	Minimum stockholding requirements for directors and executives

•	Limit on the number of public company directorships held by our directors

•	Annual self-evaluation of the Board and its committees

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VOTING MATTERS AND BOARD RECOMMENDATIONS

Proposal 1: Elect Nine Directors to Our Board of Directors

We are asking our stockholders to elect the nine director nominees listed below. Additional information about each nominee’s background and experience can be found beginning on page 9.

Tracey I. Joubert	Cynthia Marshall	Gary S. Michel
New Nominee	New Nominee	Director Since: 2018
Occupation: Chief Financial Officer of Molson Coors Brewing Company	Occupation: Chief Executive Officer of the Dallas Mavericks	Occupation: President and Chief Executive Officer of the Company
Independent: Yes	Independent: Yes	Independent: No
Committees: N/A	Committees: N/A	Committees: None

Anthony Munk	David G. Nord	Suzanne L. Stefany
Director Since: 2011	New Nominee	Director Since: 2017
Occupation: Vice Chairman of Onex Corporation	Occupation: Executive Chairman of Hubbell Incorporated	Occupation: Partner in the Strategic Advisory Group at PJT Partners
Independent: No	Independent: Yes	Independent: Yes
Committees: None	Committees: N/A	Committees: Governance and Nominating Committee (Chair); Compensation Committee

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Bruce M. Taten	Roderick C. Wendt	Steven E. Wynne
Director Since: 2014	Director Since: 1985	Director Since: 2012
Occupation: Attorney	Occupation: Vice Chairman and Former Chairman and Chief Executive Officer of the Company	Occupation: Executive Vice President of Health Services Group
Independent: Yes	Independent: No	Independent: Yes
Committees: Compensation Committee (Chair); Governance and Nominating Committee	Committees: None	Committees: Audit

If elected, each of these directors’ terms will expire at the 2022 Annual Meeting of Stockholders. Each director serves until his or her successor is duly elected and qualified, subject to his or her earlier death, resignation or removal.

Our continuing directors, William F. Banholzer, Martha L. Byorum, Greg G. Maxwell and Matthew D. Ross, are not up for re-election this year as their terms are set to expire at the 2022 Annual Meeting of Stockholders, with Ms. Byorum retiring from the Board at the conclusion of this Annual Meeting in accordance with the mandatory retirement provisions in the Company’s Board Guidelines on Corporate Governance Matters (our “Corporate Governance Guidelines”). With the expiration of the terms of these three continuing directors in 2022, the Board will be fully declassified by the 2022 Annual Meeting of Stockholders.

Ms. Joubert, Ms. Marshall and Mr. Nord currently do not serve on the Board. The Board has authorized an increase in the size of the Board from ten directors to twelve directors, effective upon the election of Ms. Joubert, Ms. Marshall and Mr. Nord at the Annual Meeting. If any one, two or three of these individuals are not elected, the authorized number of directors allowed to serve on the Board will decrease to nine, remain at ten or increase to eleven, respectively.

The Board recommends that you vote FOR each director nominee.

Proposal 2: Advisory Vote to Approve the Compensation of Our Named Executive Officers

We are asking our stockholders to approve, on a nonbinding, advisory basis, the compensation of our named executive officers (“NEOs”) as described in the “Compensation of Executive Officers” section of this Proxy Statement beginning on page 22.

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Executive Compensation Practices

During 2020, our Compensation Committee reviewed our compensation programs and practices to ensure alignment with our compensation philosophy.

Our compensation practices include:	Our compensation practices do NOT include:
• Base Salary and an Annual Management Incentive Plan	• Hedging or Pledging Stock
• Long-Term Equity Incentives	• Options Repricing
• Clawback Policy	• Excessive Perquisites for Executives
• Stock Ownership Requirements	• Tax Gross-Ups Including Excise Taxes in Connection with a Change in Control
• Double-Trigger Vesting Upon a Change in Control
• Tally Sheets and Risk Analysis

2020 Executive Compensation Highlights

Our compensation program is premised on a pay-for-performance philosophy and places a significant percentage of NEO compensation at risk. In 2020, we compensated our NEOs as follows:

Base Salary	A fixed, competitive component of compensation based on duties and responsibilities.	Page 24
Annual Management Incentive Plan	Designed to motivate achievement of short-term performance goals by linking a portion of NEO compensation to the achievement of our operating plan.	Page 25
Long-Term Incentive Plan	Designed to encourage performance that creates a strong pay-for-performance alignment of the Company’s compensation program and long-term stockholder value creation.	Page 28

Proposal 3: Ratification of the Selection of Independent Auditor

We are asking our stockholders to ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent auditor for 2021. Information on professional services performed and fees billed by PwC are presented beginning on page 41 of this Proxy Statement.

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 JELD-WEN HOLDING, INC. 2021 PROXY STATEMENT

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 29, 2021

1. CORPORATE GOVERNANCE AT JELD-WEN

Corporate Governance

We believe that good corporate governance helps to ensure that the Company is managed for the long-term benefit of our stockholders. We regularly review and consider our corporate governance policies and practices, taking into account the Securities and Exchange Commission’s (the “SEC”) corporate governance rules and regulations, the corporate governance standards of the New York Stock Exchange (the “NYSE”) and stockholder feedback.

We have adopted our Corporate Governance Guidelines, which provide a framework for the governance of the Company as a whole and describe the principles and practices that the Board follows in carrying out its responsibilities. Our Corporate Governance Guidelines address, among other things:

•	The composition, structure and policies of the Board and its committees;

•	Director qualification standards;

•	Expectations and responsibilities of directors;

•	Management succession planning;

•	The evaluation of Board performance;

•	Principles of Board compensation; and

•	Communications with stockholders and non-management directors.

Our Corporate Governance Guidelines further require that the Board, acting through the Governance and Nominating Committee (as described below), conduct a self-evaluation at least annually to determine whether it and its committees are functioning effectively. In addition, our Corporate Governance Guidelines require that each committee conduct an annual self-evaluation to assess its compliance with the requirements of its charter and the Corporate Governance Guidelines, as well as ways in which committee processes and effectiveness may be enhanced.

Our Corporate Governance Guidelines are posted in the Governance section of our website at investors.jeld-wen.com. Our Governance and Nominating Committee reviews the Corporate Governance Guidelines at least annually to ensure that they effectively promote the best interests of both the Company and our stockholders and that they comply with all applicable laws, regulations and the corporate governance standards of the NYSE.

Corporate Purpose and Sustainability

We believe a great company is one that employees want to work for, customers want to buy from, and investors want to invest in. Great companies are also driven by core values. We commit to acting with integrity and respect, investing in our people, inspiring customers through innovation, delivering on our promises and improving every day. We communicate these values to associates worldwide and our values are integral to sustainable company performance and impact. Our ongoing commitment to sustainability is found throughout our company – from the efficient use of recycled materials to building long-lasting, energy-saving products, from lean manufacturing to

2021 Proxy Summary	|	1

operating close to markets to minimize fuel consumption and greenhouse gas emissions. To learn more about our commitments, practices and Statement of Corporate Purpose, visit our website at www.jeld-wen.com/en-us/corporate-responsibility.

Stockholder Engagement

We are committed to effective corporate governance that is informed by our stockholders and promotes their long-term interests. Our engagement efforts focus on governance, executive compensation, sustainability and corporate social responsibility, and other issues of interest to our stockholders. Our senior management team and members of our Investor Relations team maintain regular contact with a broad base of investors, including through quarterly earnings calls and individual meetings, to understand their concerns.

Code of Business Conduct and Ethics

We have adopted a code of ethics applicable to all of our directors, officers (including our principal executive officer, principal financial officer and principal accounting officer) and employees, known as our Code of Business Conduct and Ethics (“Code of Business Conduct”). Our Code of Business Conduct is available in the Governance section of our website at investors.jeld-wen.com. In the event that we amend or waive certain provisions of the Code of Business Conduct applicable to our principal executive officer, principal financial officer or principal accounting officer in a manner that requires disclosure under applicable SEC rules, we intend to disclose the same on our website.

Board Composition and Refreshment

At least annually, the Board seeks input from each of its directors with respect to the current composition of the Board to reflect changes in the Company’s current and future business strategies. Our Board strives to have a good balance of experienced and new directors to ensure a diversity of viewpoints while also maintaining institutional knowledge at the Board level. Pursuant to our Corporate Governance Guidelines, a non-employee director elected or appointed to the Board must retire at the annual meeting following his or her 72nd birthday and may not stand for reelection upon the completion of ten years of service following the later of the Company’s initial public offering (February 1, 2017) or the director’s first appointment or election as a director. In certain circumstances, the Board may waive these policies and will report the rationale for such waiver in the Company’s proxy materials. Following Ms. Byorum’s retirement and the election of our director nominees, the Board will be increased to twelve directors and seven of the twelve directors will have joined the Board within the past five years.

Board Leadership Structure

Our Corporate Governance Guidelines provide our Board with flexibility in determining the appropriate leadership structure for the Company. Our Board has elected to separate the roles of Chief Executive Officer and Chairman. These positions are currently held by Gary S. Michel, our President and Chief Executive Officer, and Matthew D. Ross, our Chairman. The Board believes that a leadership structure that separates these roles is appropriate for the Company at this time due to the differences between the two roles. The Chief Executive Officer is responsible for setting our strategic direction with oversight from the Board, providing day-to-day leadership and managing our business. The Chairman provides guidance to the Chief Executive Officer, chairs board meetings, presides over executive sessions of non-management directors and provides information to the members of our Board in advance of such meetings.

Strategy and Risk Oversight

The Board is responsible for overseeing the Company’s business strategy, strategic planning and enterprise risk management program. While the Board and its committees oversee strategic planning, Company management is charged with executing the business strategy. To monitor performance against the Company’s strategic goals, the Board receives regular updates and actively engages in dialogue with our Company’s senior leaders. With respect to risk oversight, the Board fulfills its responsibility both directly and through its standing committees, each of which assists the Board in overseeing a part of the Company’s overall risk management. Company management is charged with managing risk, through robust internal processes and effective internal controls. At least annually, the

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Board reviews with management the strategic risks and opportunities facing the Company. Other important categories of risk as described below are assigned to designated Board committees, which report their activities to the full Board.

The standing committees oversee the following risks:

Committee	Primary Areas of Risk Oversight

Audit Committee	Risks related to major financial risk exposures, including cybersecurity; significant legal, regulatory and compliance issues; and internal controls

Compensation Committee	Risks associated with compensation policies and practices, including incentive compensation and executive succession planning

Governance and Nominating Committee	Risks related to environmental, social and governance matters; effectiveness of Board and director candidates; conflicts of interest and director independence; and stockholder concerns

The Audit Committee meets at least quarterly with our Chief Financial Officer, head of Internal Audit, General Counsel and our independent auditor to receive regular updates regarding management’s assessment of risk exposures, including liquidity, credit and operational risks such as data privacy and cybersecurity, and the processes in place to monitor such risks and review results of operations, financial reporting and assessments of internal controls over financial reporting.

The Compensation Committee meets at least quarterly to consider management’s assessment of employee and compensation risks, monitor incentive and equity-based compensation plans and, at least annually, review the Company’s compensation programs to ensure they are appropriately aligned with the Company’s strategic direction and avoid incentivizing unnecessary or excessive risk taking.

The Governance and Nominating Committee meets quarterly to oversee risks related to overall corporate governance, including Board and committee composition and succession planning, director candidates and independence matters, and other matters of interest to stockholders and other stakeholders, including environmental, social and governance issues.

Our Board believes that the division of risk management responsibilities described above is an effective approach for addressing the risks facing the Company and that our Board leadership structure supports this approach.

Meetings of the Board and Its Committees

During the fiscal year ended December 31, 2020, the Board held seven meetings. All of the directors who served during the fiscal year ended December 31, 2020 attended at least 75% of the aggregate of the total meetings of the Board and total meetings of the Board committees on which such director served during their respective tenures. Directors are expected to make best efforts to attend all Board meetings, all meetings of the committee or committees of the Board of which they are a member and the annual meeting of stockholders. Attendance by telephone or videoconference is deemed attendance at a meeting. All of our directors attended the annual meeting of stockholders held in 2020.

Pursuant to our Corporate Governance Guidelines, our Board plans to hold at least four meetings each year, with additional meetings to occur (or action to be taken by unanimous consent, either in writing or by electronic transmission) at the discretion of the Board.

Executive Sessions of Non-Management Directors

Pursuant to our Corporate Governance Guidelines, in order to ensure free and open discussion and communication among the non-management directors of the Board, the non-management directors meet in executive session at all Board meetings with no members of senior management present. Our Chairman presides at these executive sessions. In addition, our independent directors meet in executive session at most of our Board meetings. The chair of the Governance and Nominating Committee typically presides at those executive sessions.

Communications with the Board

A stockholder or any interested party may submit a written communication to the Board or to the chairperson of any of the Audit, Compensation, or Governance and Nominating Committees, or to the Chairman of the Board or

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the non-management or independent directors as a group, by addressing such communications to: Corporate Secretary, JELD-WEN Holding, Inc., 2645 Silver Crescent Drive, Charlotte, North Carolina 28273. The Corporate Secretary will, as appropriate, forward such communication to our Board or to any individual director, select directors or committee of our Board to whom the communication is directed. Such communications may be made confidentially or anonymously.

Committees of the Board

The Board has an Audit Committee, a Compensation Committee and a Governance and Nominating Committee, as described below. Each of these committees currently consists entirely of independent directors. Each of the Audit Committee, Compensation Committee and Governance and Nominating Committee operates under a written charter approved by the Board, copies of which are available in the Governance section of our website at investors.jeld-wen.com.

The following table shows the membership of each committee of our Board as of December 31, 2020, and the number of meetings held by each committee during the fiscal year ended December 31, 2020.

Director	Audit Committee	Compensation Committee	Governance and Nominating Committee

William F. Banholzer	✓	✓

Martha L. Byorum	✓

Greg G. Maxwell	Chair		✓

Gary S. Michel

Anthony Munk

Matthew D. Ross

Suzanne L. Stefany		✓	Chair

Bruce M. Taten		Chair	✓

Roderick C. Wendt

Steven E. Wynne	✓

Number of Meetings in 2020	6	5	4

Audit Committee

The current members of the Audit Committee are Greg G. Maxwell (Chair), William F. Banholzer, Martha L. Byorum and Steven E. Wynne. The Board has determined that (i) Mr. Maxwell qualifies as our “audit committee financial expert” within the meaning of regulations adopted by the SEC and (ii) all members of the Audit Committee are financially literate and independent within the meaning of the NYSE listing standards and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Audit Committee oversees the Company’s accounting and financial reporting processes, internal controls and internal audit functions. The Audit Committee is responsible for the appointment of the Company’s independent auditor and reviews at least annually their qualifications and performance. The Audit Committee also reviews the scope of audit and non-audit assignments and related fees. The Audit Committee, on behalf of the Board, is responsible for overseeing the Company’s major financial risk exposures, including data protection, cybersecurity, business continuity and operational risks, and the steps management has taken to identify, assess, monitor, control, remediate and report such exposures. The Audit Committee reviews with the Company’s General Counsel and Chief Compliance Officer legal matters that could have a significant impact on the Company’s financial statements, as well as compliance with the Company’s Code of Business Conduct. See the “Risk Oversight” section for more details on the roles of the Board and standing committees in the Company’s risk management process.

The charter of the Audit Committee permits the committee to delegate, in its discretion, its duties and responsibilities to one or more subcommittees as it deems appropriate.

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Compensation Committee

The current members of the Compensation Committee are Bruce M. Taten (Chair), William F. Banholzer and Suzanne L. Stefany. All members of the Compensation Committee are independent within the meaning of the NYSE listing standards.

The principal responsibilities of the Compensation Committee are to review and approve matters involving executive and director compensation, recommend changes in employee benefit programs, authorize equity and other incentive arrangements and authorize the Company to enter into employment and other employee-related agreements.

The charter of the Compensation Committee permits the committee to delegate, in its discretion, its duties and responsibilities to a subcommittee of the Compensation Committee as it deems appropriate and to the extent permitted by applicable law.

Governance and Nominating Committee

The current members of the Governance and Nominating Committee are Suzanne L. Stefany (Chair), Greg G. Maxwell and Bruce M. Taten. All members of the Governance and Nominating Committee are independent within the meaning of the NYSE listing standards.

The Governance and Nominating Committee assists our Board in identifying qualified individuals with sufficiently diverse and independent backgrounds, including with respect to age, gender, race and specialized experience, to serve on our Board. The Governance and Nominating Committee makes recommendations to the Board concerning committee appointments, reviews related-party transactions, and oversees the annual evaluation of the Board and the committees of the Board. The Governance and Nominating Committee assists the Board in overseeing enterprise risk by identifying, evaluating and monitoring sustainability and corporate social responsibility trends, issues and risks.

The charter of the Governance and Nominating Committee permits the committee to, in its sole discretion, delegate its duties and responsibilities to one or more subcommittees as it deems appropriate.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves, or in the past year has served, as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board or Compensation Committee. No interlocking relationship exists between any member of our Compensation Committee and any executive, member of the board of directors or member of the compensation committee (or other committee performing equivalent functions) of any other company.

No Hedging and No Pledging Policy

The Company’s Securities Trading and Disclosure Policy prohibits all directors, executive officers and employees designated under the policy from engaging in short-term or speculative transactions involving Company securities, including the purchase or sale of financial instruments (including options, puts, calls, straddles, equity swaps or other derivative securities that are directly linked to Company stock) or other transactions (such as short sales) that are designed to, or that have the effect of, hedging or offsetting any decrease in the market value of Company stock.

Likewise, the policy prohibits pledging of Company stock as collateral by directors and executive officers. No director or executive officer has pledged Company stock since the adoption of the policy in connection with the Company’s initial public offering (“IPO”) in 2017. At the time of the IPO, one director (Mr. Wendt) had an outstanding pledge of 220,000 shares (approximately 6% of his beneficial holdings at the time) securing a loan that had been in effect for several years. Because the pledge was entered prior to the adoption of the policy and to avoid any hardship on Mr. Wendt that would have resulted from requiring him to eliminate the pledge, Mr. Wendt’s existing pledge at the time of the IPO was grandfathered in and that pledge remains outstanding. The Board reviews the policy from time to time, and in light of evolving corporate governance standards, in 2021 the Board updated the policy to remove the Board’s ability to waive the policy for exceptional circumstances or any other reason.

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Director and Executive Officer Share Ownership Guidelines

Our directors, executive officers and certain other senior executives are required to maintain a minimum equity stake in the Company. This policy reflects the Board’s belief that our directors and most senior executives should maintain a significant personal financial stake in JELD-WEN to promote long-term stockholder value. In addition, the policy helps align executive and stockholder interests, which reduces the incentive for excessive short-term risk taking. Each of our NEOs and certain other executive officers are required to acquire and maintain ownership of shares of our common stock equal to a specified multiple of his or her base salary, which ranges from one to five times base salary, as shown in the table below. In addition, our directors must obtain common stock or restricted stock units (“RSUs”) with a value equivalent to four times the annual cash retainer within five years of the later of the IPO or joining the Board. Each director and executive officer subject to a share ownership requirement must retain 50% of all net shares (post-tax) that vest until achieving his or her minimum share ownership requirement.

Chief Executive Officer	5x annual base salary

Chief Financial Officer	3x annual base salary

Other Executive Officers	2x annual base salary

Other officers designated by the Board	1x annual base salary

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2. Board of Directors

Role of the Board of Directors

The Board oversees the management of the Company’s business and affairs. Stockholders elect the members of the Board to act on their behalf and to oversee their interests. Unless reserved to the stockholders under applicable law or our Bylaws, all corporate authority resides in the Board as the representative of the stockholders.

The Board selects and appoints executive officers to manage the day-to-day operations of the Company, while retaining ultimate oversight responsibilities. Together, the Board and management share an ongoing commitment to the highest standards of corporate governance and ethics. The Board reviews all aspects of our governance policies and practices, including our Corporate Governance Guidelines and the Company’s Code of Business Conduct, at least annually and makes changes as necessary. The Corporate Governance Guidelines and the Code of Business Conduct, along with all committee charters, are available in the Governance section of the Company’s website at investors.jeld-wen.com.

Director Selection Process

Skills, Qualifications and Diversity

The Governance and Nominating Committee is responsible for identifying and reviewing the qualifications of potential director nominees and recommending to the Board those candidates to be nominated for election to the Board. The Governance and Nominating Committee does not apply any specific minimum qualifications when considering director nominees. Instead, the Governance and Nominating Committee considers all factors it deems appropriate, which may include, among others:

•	ensuring that the Board, as a whole, is appropriately diverse and the extent to which a candidate would fill a present need on the Board;

•	the Board’s size and composition;

•	our corporate governance policies and any applicable laws;

•	individual director performance, expertise, relevant business and financial experience, integrity and willingness to serve actively;

•	the number of other public and private company boards on which a director candidate serves; and

•	consideration of director nominees properly proposed by third parties with the legal right to nominate directors or by stockholders in accordance with our Bylaws.

The Governance and Nominating Committee monitors the mix of specific experience, qualifications and skills of the directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure. In addition, meaningful skills and experiences are just one aspect of diversity that the Board highly values. Our Corporate Governance Guidelines set forth the minimum qualifications for Board members and specify that the Board consider a diversity of viewpoints, backgrounds and experience, including a consideration of gender, race and age. Although the Board does not establish specific goals with respect to diversity, the Board’s overall diversity is a significant consideration in the Director nomination process. The Governance and Nominating Committee considers diversity in the context of the Board as a whole and takes into account considerations relating to ethnicity, gender, cultural diversity and the range of perspectives that the directors bring to their work. Stockholders may also nominate directors for election at the Company’s annual stockholders meeting by following the provisions set forth in our Bylaws, whose qualifications the Governance and Nominating Committee will consider and evaluate on a basis substantially similar to the basis on which it considers other nominees.

2021 Proxy Summary	|	7

Nomination Arrangement with Onex

On February 19, 2020, the Company entered into a Letter Agreement with Onex Partners Management LP (“Onex Partners”). Under the Letter Agreement, Onex Partners agreed to vote all shares of our common stock beneficially owned by any of the Onex Entities (as defined in the Letter Agreement) in favor of the governance enhancements proposed at the 2020 Annual Meeting of Stockholders. In exchange, the Company will nominate for election to the Board at any annual or special meeting at which the election of directors is an item of business (i) two qualified persons designated by Onex Partners for so long as the Onex Entities beneficially own and have a pecuniary interest in at least twenty percent (20%) of our common stock or (ii) one qualified person designated by Onex Partners for so long as the Onex Entities beneficially own and have a pecuniary interest in less than twenty percent (20%) but greater than twelve and a half percent (12.5%) of our common stock. Onex Partners and its affiliates owned approximately 32.6% of our outstanding shares of Common Stock as of the Record Date and approximately 24.9% as of March 3, 2021. Two of our current directors, including our Chairman, Matthew D. Ross, are affiliates of Onex Partners.

Proposal 1: Election of Nine Directors

The Board has nominated nine director nominees for election at the Annual Meeting to hold office as further detailed below. The Governance and Nominating Committee evaluated and recommended the director nominees in accordance with its charter and our Corporate Governance Guidelines.

Each director nominee must be elected by a plurality of the votes cast.

Based on the recommendation of the Governance and Nominating Committee, the Board has nominated the director nominees listed below (the “Nominees”) for election as directors of the Company to serve a one-year term. All of the Nominees currently serve on the Board, except Ms. Joubert, Ms. Marshall and Mr. Nord.

Name	Age	Director Since	Occupation
Tracey I. Joubert	54	—	Chief Financial Officer of Molson Coors Brewing Company
Cynthia Marshall	61	—	Chief Executive Officer of the Dallas Mavericks
Gary S. Michel	58	2018	President and Chief Executive Officer of the Company
Anthony Munk	60	2011	Vice Chairman of Onex Corporation
David G. Nord	63	—	Executive Chairman of Hubbell Incorporated
Suzanne L. Stefany	57	2017	Partner in the Strategic Advisory Group at PJT Partners
Bruce M. Taten	65	2014	Attorney
Roderick C. Wendt	66	1985	Vice Chairman and Former Chairman and Chief Executive Officer of the Company
Steven E. Wynne	68	2012	Executive Vice President of Health Services Group

The Board has nominated nine individuals who bring valuable and diverse skills, experiences and characteristics to the Board. Their collective experience covers a wide range of industries across the globe. These nine Nominees range in age from 54 to 68. Three of these Nominees are women, and together with the rest of our Board, seven are current or former CEOs or CFOs. Further, our Board has a good balance of tenured and newer directors, with 58% of the Nominees and continuing directors having tenures of five years or less and an average tenure of three and a half years among our independent Nominees and continuing directors.

The Nominees have consented to being named in this Proxy Statement and to serve as directors if elected at the Annual Meeting. We have no reason to believe that any of the Nominees will be unable or unwilling for good cause to serve if elected. However, if any Nominee should become unable for any reason or unwilling to serve between the date of the Proxy Statement and the Annual Meeting, the Board may designate a new nominee, and the persons named as proxies will vote on that substitute nominee, or the Board may reduce the number of directors. Each Nominee must be elected by a plurality of the votes cast. If any of our Nominees receive less than the affirmative vote of the majority of shares voted, then in accordance with the Company’s mandatory resignation policy, such Nominee must promptly tender his or her resignation from the Board.

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Each of the Nominees elected will serve on the Board for a term of one year upon his or her election at the Annual Meeting and until his or her respective successor is duly elected and qualified. Messrs. Banholzer, Maxwell and Ross are not up for re-election this year and will serve until the 2022 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. Ms. Byorum, who has served the Company and its stockholders with excellence for seven years, will retire at the conclusion of the Annual Meeting in accordance with the Company’s mandatory retirement policy.

The Board believes that each of the Nominees and continuing directors is well qualified to serve on the Board, and each brings his or her particular business, industry and financial experience and expertise to the Board. The Board believes that the backgrounds and qualifications of all the Nominees and continuing directors, considered as a group, provide a complementary blend of experience, knowledge and abilities. See “The Board of Directors—Members of the Board of Directors” for additional information on the business experience and qualifications of each of our Nominees.

✓	OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF ALL NINE DIRECTOR NOMINEES LISTED ON THE PROXY CARD.

Members of the Board of Directors

The following sets forth, as of March 1, 2021, information about the business experience and qualifications of each director and Nominee of the Company, except for Ms. Byorum, who has indicated her intention to retire from the Board at the conclusion of the Annual Meeting.

Director Since: 2017 Age: 64 JELD-WEN Committees: • Audit • Compensation

William F. Banholzer

Dr. Banholzer currently serves as a Senior Advisor to McKinsey & Company. Since October 2013, he has served as a Research Professor at the University of Wisconsin, with appointments in the Chemical & Biological Engineering Department and Chemistry Department. After a 30-year career in industrial research, Dr. Banholzer retired from Dow Chemical Company in January 2014 having served, most recently, as Executive Vice President since 2010 and as Chief Technology Officer since July 2005. He also led Dow Chemical’s Venture Capital, Licensing and New Business Development activities. Prior to his time at Dow Chemical, Dr. Banholzer had a 22-year career with General Electric Company where he held positions of increasing authority including his role of Vice President, Global Technology, GE Advanced Materials. Dr. Banholzer holds a bachelor’s degree in chemistry from Marquette University as well as a master’s degree and doctorate in chemical engineering from the University of Illinois. He is a certified Six Sigma Master Black Belt in Reliability Engineering.

Dr. Banholzer brings to the Board expertise in technology, innovation and governance and extensive management experience with leading industrial companies.

2021 Proxy Summary	|	9

Age: 54 Other Public Company Boards: • Cooper Tire & Rubber Company

Tracey I. Joubert

Ms. Joubert has served as Chief Financial Officer of Molson Coors Brewing Company since 2016. Molson Coors is a leading global brewer. Ms. Joubert was Executive Vice President and Chief Financial Officer of MillerCoors from 2012 to 2016 and served in a variety of increasingly responsible finance leadership roles at MillerCoors since 2003. A native of South Africa, Ms. Joubert holds bachelor’s degrees in commerce and accounting from the University of the Witwatersrand in Johannesburg. She also serves on the Board of Directors of various subsidiaries of Molson Coors and Cooper Tire & Rubber Company.

The Board nominated Ms. Joubert as a director because of her leadership experience, strong financial acumen and expertise in global operations, which the Board finds to be valuable skills that complement the other skills represented on our Board. In addition, Ms. Joubert has leadership experience as Chief Financial Officer of a global public company and experience as a director on a global public company board.

Ms. Joubert brings to the Board expertise in finance, accounting and risk management, as well as experienced leadership of a global public company.

Age: 61 Other Public Company Boards: • BG Staffing, Inc.

Cynthia Marshall

Ms. Marshall serves as the Chief Executive Officer of the Dallas Mavericks, an American professional basketball team based in Dallas, Texas. She is the Founder, President and Chief Executive Officer of the consulting firm Marshalling Resources, which specializes in leadership, diversity and inclusion, culture transformation and overall optimization of people resources. Ms. Marshall worked with The Dow Chemical Company in 2017 and 2018 to develop and implement a strategy for institutionalizing an inclusive culture. Prior to this position, Ms. Marshall retired from a 36-year career at AT&T, where she ultimately served as SVP - Human Resources and Chief Diversity Officer and was responsible for identifying and developing leaders, aligning employees with the company’s vision and priorities, overseeing major business unit HR support, performance development, employee engagement, skills transformation initiatives, EEO and Affirmative Action. Ms. Marshall graduated from the University of California-Berkeley with degrees in business administration and human resources management and holds four honorary doctorate degrees. In making a determination as to Ms. Marshall’s nomination, the Board considered her current role as Chief Executive Officer of the Dallas Mavericks and her service on the board of BG Staffing, Inc. Ms. Marshall was nominated based on her qualifications and her willingness and ability to commit adequate time and attention to all Board matters.

Ms. Marshall brings to the Board extensive experience in human capital management and culture transformation, operational and strategic planning experience and executive leadership.

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Director Since: 2017 Age: 64 JELD-WEN Committees: • Audit (chair) • Governance and Nominating Other Public Company Boards: • Range Resources Corporation (Chairman)

Greg G. Maxwell

Mr. Maxwell served as Executive Vice President, Finance, and Chief Financial Officer for Phillips 66, a diversified energy manufacturing and logistics company, from April 2012 until his retirement in December 2015. From 2003 until 2012, Mr. Maxwell served as Senior Vice President, Chief Financial Officer and Controller for Chevron Phillips Chemical Company, a petrochemical company jointly owned by Chevron Corporation and Phillips 66. He also served as Vice President, Chief Financial Officer and a member of the board of directors of Phillips 66 Partners LP and on the board of directors of DCP Midstream LLC and Chevron Phillips Chemical Company until his retirement in 2015. He has over 40 years of experience in various financial roles within the petrochemical and oil and gas industries. In addition, he is a certified public accountant and a certified internal auditor. Mr. Maxwell earned a Bachelor of Accountancy degree from New Mexico State University in 1978.

Mr. Maxwell brings to our Board expertise in accounting, finance, internal audit, information technology and corporate and strategic planning.

Director Since: 2018 Age: 58 Other Public Company Boards: • Cooper Tire & Rubber Company

Gary S. Michel

President and Chief Executive Officer. Mr. Michel joined the Company in June 2018 from Honeywell International, Inc., where he served as the President and Chief Executive Officer of the Home and Building Technologies strategic business group since October 2017. Prior to that, he spent 32 years at Ingersoll Rand, most recently as Senior Vice President and President of its residential heating, ventilation and air conditioning business and as a member of Ingersoll Rand’s enterprise leadership team from 2011 to 2017. He began his career there in 1985 as an application engineer and held various product, sales and business management roles before moving into a series of leadership positions across various geographic and market segments. Mr. Michel holds a B.S. in mechanical engineering from Virginia Tech and an M.B.A. from the University of Phoenix.

Mr. Michel was selected to serve on the Board in light of his extensive background in management, engineering and global sales, and his position as our Chief Executive Officer.

2021 Proxy Summary	|	11

Director Since: 2011 Age: 60 Other Public Company Boards: • Clarivate Analytics Plc • Emerald Holding, Inc.

Anthony Munk

Mr. Munk is the Vice Chairman of Onex Corporation (“Onex”). Since joining Onex in 1988, Mr. Munk has worked on numerous private equity transactions. Mr. Munk currently serves on the boards of directors of Clarivate Analytics Plc, Emerald Holding, Inc., Ryan LLC, SGS & Co., and WireCo WorldGroup. Mr. Munk previously served on the boards of directors of Barrick Gold Corporation, RSI Home Products, Husky Injection Molding Systems Ltd., Cineplex Inc., SMG Holdings, Inc. and Jack’s Family Restaurants. Prior to joining Onex, Mr. Munk was a Vice President with First Boston Corporation in London, England and an Analyst with Guardian Capital in Toronto. Mr. Munk holds a B.A. from Queen’s University.

Mr. Munk’s experience in a variety of strategic and financing transactions and investments qualifies him to serve as a member of our Board. His high level of financial expertise is a valuable asset to our Board, and as an executive with Onex, he has extensive knowledge of our business.

Age: 63 Other Public Company Boards: • Hubbell Incorporated (Executive Chairman) • Ryder System, Inc.

David G. Nord

Mr. Nord serves as Executive Chairman of Hubbell Incorporated, an international manufacturer of electrical and electronic products for a broad range of non-residential and residential construction, industrial and utility applications. He served as their Chairman and Chief Executive Officer from June 2019 until his retirement in October 2020 and Chairman, President and Chief Executive Officer from May 2014 to June 2019. Mr. Nord joined Hubbell in 2005 as Senior Vice President and Chief Financial Officer. Prior to joining Hubbell, Mr. Nord held various senior financial positions at United Technologies Corporation. He also held roles of increasing responsibility at The Pittston Company, a publicly held multinational corporation, and Deloitte & Touche. Mr. Nord holds a B.S. in accounting from the University of Hartford.

In making a determination as to Mr. Nord’s nomination, the Board considered Mr. Nord’s current role as Executive Chairman of Hubbell and service on the board of Ryder System, Inc. Mr. Nord has indicated his intent to retire as Executive Chairman of Hubbell in May 2021, and he was nominated based on his qualifications and his willingness and ability to commit adequate time and attention to all Board matters.

Mr. Nord brings to the Board extensive financial, operational and strategic planning experience and a strong background in the manufacturing industry, having served as a senior executive at two global manufacturing companies.

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Director Since: 2011 Age: 44

Matthew D. Ross

Chairman. Mr. Ross is a Managing Director of Onex Partners, an affiliate of Onex, and has served as our Chairman since May 2019. Mr. Ross joined Onex in 2006 and is responsible for Onex’s efforts in the building products and packaging industries. Prior to joining Onex, Mr. Ross spent five years with the private equity funds of Brown Brothers Harriman & Co. as well as DB Capital Partners, the former private equity division of Deutsche Bank AG. Mr. Ross previously served on the boards of directors of Jack’s Family Restaurants, Moran Foods, LLC (d/b/a “Save-A-Lot”) and RSI Home Products. Mr. Ross holds a B.A. from Amherst College and an M.B.A. from The Wharton School at the University of Pennsylvania.

Mr. Ross’s experience in a variety of strategic and financing transactions and investments qualifies him to serve as a member of our Board. As an executive with Onex who has a specific focus on investments in the building products industry, Mr. Ross has extensive knowledge of our business as well as the markets in which we operate.

Director Since: 2017 Age: 57 JELD-WEN Committees: • Governance and Nominating (chair) • Compensation

Suzanne L. Stefany

Ms. Stefany has served as a partner for the Strategic Advisory Group at PJT Partners, a global advisory-focused investment bank, since August 2017. From 2005 until August of 2017, Ms. Stefany held the roles of Managing Director and Global Industry Analyst at Wellington Management Company, where she was responsible for investing portfolios and recommending stocks for a variety of global industries. Prior to joining Wellington Management Company, Ms. Stefany built her investment advisory career, spending time at companies such as Loomis Sayles, Invesco Capital Management and Putnam Investments. She holds bachelor’s degrees in Economics and Spanish from Tufts University and earned a master’s degree in Finance from the Sloan School of Management at Massachusetts Institute of Technology, where she was awarded the Martin Trust Fellowship through the recommendation of peers and faculty.

Ms. Stefany is recognized as an expert in her field and brings to the Board over 20 years of investment advisory experience, specializing in strategy and shareholder value creation.

2021 Proxy Summary	|	13

Director Since: 2014 Age: 65 JELD-WEN Committees: • Compensation (chair) • Governance and Nominating

Bruce M. Taten

Mr. Taten served as Senior Vice President, General Counsel and Chief Compliance Officer for Cooper Industries, plc from 2008 until its merger with Eaton Corporation in October 2012. Previously, Mr. Taten was Vice President and General Counsel at Nabors Industries from 2003 until 2008 and earlier practiced law with Simpson Thacher & Bartlett LLP and Sutherland Asbill & Brennan LLP. Before attending law school, he practiced as a C.P.A. with Peat Marwick Mitchell & Co., which is now KPMG, in New York. Mr. Taten currently is a practicing attorney and private investor. He is admitted to practice law in the states of Texas and New York. Mr. Taten earned his FSA Credential from the Sustainability Accounting Standards Board (SASB) in 2020. Mr. Taten holds a B.S. and Masters degree from Georgetown University and a J.D. from Vanderbilt University.

Mr. Taten brings experience in environmental, social and governance matters, mergers and acquisitions, tax, finance and securities offerings and compliance to the Board.

Director Since: 1985 Age: 66

Roderick C. Wendt

Vice Chairman. Mr. Wendt has served as Vice Chairman of the Company since January 2014. He joined the Company in 1980, working in various legal, marketing, window manufacturing and sales positions of increasing authority, culminating in his service as President and Chief Executive Officer from 1992 to August 2011. Mr. Wendt served as Executive Chairman and Chief Executive Officer of the Company from 2011 to March 2013. Mr. Wendt served as a director of the Portland Branch at the Federal Reserve Bank of San Francisco from 2009 to 2014 and as its chairman from 2013 to 2014. He has been a Managing Member of Spruce Street Ventures since 2013. He also served as a member of the Economic Advisory Council at the Federal Reserve Bank of San Francisco from 2006 to 2008. He earned a B.A. from Stanford University and a J.D. from Willamette University College of Law and is a member of the Oregon State Bar. Mr. Wendt is the son of our late founder, Richard L. Wendt.

Mr. Wendt provides helpful insight into the Company’s operations, risks and opportunities developed through his years of experience as an executive of the Company and extensive knowledge of the markets in which we operate.

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Director Since: 2012 Age: 68 JELD-WEN Committees: • Audit Other Public Company Boards: • FLIR Systems, Inc.

Steven E. Wynne

Mr. Wynne has served as an Executive Vice President of Health Services Group, a diversified health insurance company, since July 2012 and previously served as Senior Vice President from February 2010 to January 2011. From January 2011 through July 2012, he served as Executive Vice President of the Company. From March 2004 through March 2007, Mr. Wynne was President and Chief Executive Officer of SBI International, Ltd., the parent company of sports apparel and footwear company Fila. From August 2001 through March 2002, and from April 2003 through February 2004, he was a partner in the Portland, Oregon law firm of Ater Wynne LLP. From April 2002 through March 2003, Mr. Wynne served as acting Senior Vice President and General Counsel of FLIR Systems, Inc., a publicly traded technology company. Mr. Wynne received a B.A. and a J.D. from Willamette University.

Mr. Wynne has developed a high degree of familiarity with the Company’s operations, risks and opportunities through his experience as an executive of the Company and his extensive management experience across a number of entities.

Director Independence and Independence Determinations

Under our Corporate Governance Guidelines and the listing standards of the NYSE, a director is not independent unless our Board affirmatively determines that he or she does not have a material relationship with us or any of our subsidiaries. Our Corporate Governance Guidelines define independence in accordance with the independence definition in the current listing standards of the NYSE. Our Corporate Governance Guidelines require our Board to review the independence of all directors at least annually. In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the objective tests set forth in the NYSE independence definition, our Board will determine, considering all relevant facts and circumstances, whether such relationship is material.

Our Board has affirmatively determined that William F. Banholzer, Tracey I. Joubert, Cynthia Marshall, Greg G. Maxwell, David G. Nord, Suzanne L. Stefany, Bruce M. Taten and Steven E. Wynne are independent directors under the rules of the NYSE and independent directors as such term is defined in Rule 10A-3(b)(1) under the Exchange Act.

Director Resignation Policy

Our Corporate Governance Guidelines require any incumbent non-employee director nominee who does not receive the affirmative vote of the majority of shares voted in connection with his or her uncontested election to tender his or her resignation from the Board promptly following certification of the stockholder vote. The Governance and Nominating Committee will consider and recommend to the Board whether to accept the resignation. The Board will act on the recommendation and disclose publicly the results of its decision. Any director who tenders his or her offer of resignation under this policy will not participate in the deliberation or determination whether to accept the resignation.

2021 Proxy Summary	|	15

Director Compensation Structure

The Board approved a Non-Employee Director Compensation Policy that sets forth the compensation of our non-employee directors. The Governance and Nominating Committee reviews this policy on an annual basis, typically in conjunction with the annual meeting of stockholders, and recommends changes to the Board as it deems appropriate.

The following table describes the components of our non-employee directors’ compensation for 2020:

Compensation Element	Compensation Amount

Annual Cash Retainer	$90,000 paid quarterly in arrears

Annual Equity Retainer	$120,000 in RSUs that vest one year from the date of grant

Board and Committee Fees	None

Committee Chair Fee*	$25,000 for the Audit Committee $18,000 for the Compensation Committee $15,000 for the Governance and Nominating Committee

Board Chair Fee**	$100,000 paid quarterly in arrears

Stock Ownership Guidelines***	Ownership of common stock or RSUs equivalent to four times the annual cash retainer within five years of the later of the IPO or joining the Board

*	Committee chair fees paid unless such position is held by the Chairman of the Board or an employee of Onex.

**	Board chair fee paid unless position is held by an employee of JELD-WEN or of Onex.

***	As of December 31, 2020, all of our directors (other than employees of Onex, to whom the requirement does not apply) were in compliance with the stock ownership guidelines.

Annual Cash Retainer and Committee Chair Fees

In response to COVID-19, the non-employee directors of the Company elected to reduce their cash fees and committee chair fees by 25% for the second quarter of 2020 to help mitigate the financial impact of COVID-19. As a result, our non- employee directors received a reduced annual cash retainer of $84,375, and each of the chairs of the Audit, Compensation and Governance and Nominating Committees received reduced committee chair fees of $23,438, $16,875 and $14,063, respectively. In addition, under the Non-Employee Director Compensation Policy, members of the Board who are our employees receive no additional compensation for their service on the Board. Our employee-directors in 2020 were Messrs. Michel and Wendt. Amounts due to members of our Board who are employees of Onex are paid directly to Onex. In 2020, Messrs. Munk and Ross were the only directors who were also employees of Onex.

Annual Equity Retainer

In 2020, eligible non-employee directors were entitled to an annual grant of $120,000 in RSUs under the Omnibus Equity Plan, which RSUs vest one year from the date of the grant, subject to continued service on the Board through the earlier of the vesting date or the end of the director’s term. The cash value of awards due to members of the Board who are employees of Onex are paid directly to Onex in cash on the first anniversary of the date of grant. In accordance with this policy, on May 7, 2020, (a) each of Messrs. Banholzer, Maxwell, Taten and Wynne and Mses. Byorum and Stefany received a grant of 9,724 RSUs, and (b) the Company paid $240,000 to Onex, reflecting the cash equivalent of RSUs granted to the other two non-employee directors.

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2020 Director Compensation

The following table provides summary information for the year ended December 31, 2020, relating to compensation paid to or accrued by us on behalf of our non-employee directors who served in this capacity during 2020. Pursuant to the Non-Employee Director Compensation Policy approved by the Board, (a) Messrs. Michel and Wendt were employees of the Company and consequently did not receive any additional compensation for serving as a director, and (b) Messrs. Munk and Ross were employees of Onex, so the cash value of their compensation was paid to Onex. Mr. Michel’s compensation is reported in the Summary Compensation Table and related compensation tables beginning on page 32.

Director	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards($)(2)	All Other Compensation	Total
William F. Banholzer	$ 84,375	$120,000	—	—	$204,375
Martha L. Byorum	$ 84,375	$120,000	—	—	$204,375
Greg G. Maxwell	$107,813	$120,000	—	—	$227,813
Anthony Munk (3)	$204,375	—	—	—	$204,375
Matthew D. Ross (3)	$204,375	—	—	—	$204,375
Suzanne L. Stefany	$ 98,438	$120,000	—	—	$218,438
Bruce M. Taten	$101,250	$120,000	—	—	$221,250
Roderick C. Wendt (4)	—	—	—	$202,800	$202,800
Steven E. Wynne	$ 84,375	$120,000	—	—	$204,375

(1)

Reflects the grant date fair value of RSUs, calculated in accordance with FASB ASC Topic 718. For 2020, the calculation is described in Note 19—Stock Compensation in our audited financial statements for the year ended December 31, 2020 in our Annual Report on Form 10-K into which this Proxy Statement is incorporated by reference. As of December 31, 2020, each of Messrs. Banholzer, Maxwell, Taten and Wynne and Mses. Byorum and Stefany had 9,724 RSUs outstanding.

(2)	As of December 31, 2020, Mr. Wynne had 45,362 vested stock options outstanding.

(3)

Pursuant to the Non-Employee Director Compensation Policy, the cash value of compensation payable to Onex directors is paid directly to Onex. The cash amounts included in the “Fees Earned or Paid in Cash” column for Messrs. Munk and Ross represent the (i) $84,375 of cash retainer which is paid to Onex on behalf of the Onex directors and (ii) $120,000 in respect of RSUs that would have been payable in 2020 but for the fact that they were Onex directors, to be paid on the first anniversary of the date of grant to Onex on behalf of the Onex directors in 2021.

(4)	Mr. Wendt is an employee of the Company. In 2020, he received a salary of $195,000 and 401(k) matching contributions of $7,800.

2021 Proxy Summary	|	17

Policy Regarding Certain Relationships and Related Party Transactions

Our Board has adopted a written policy providing that the Governance and Nominating Committee, or the Board upon the affirmative vote of a majority of the disinterested directors, will review and approve or ratify transactions in which we participate and in which a related party has or will have a direct or indirect material interest. Under this policy, the Governance and Nominating Committee or the Board is to obtain all information it believes to be relevant to a review and approval or ratification of these transactions. After consideration of the relevant information, the Governance and Nominating Committee or the Board is to approve only those related party transactions that it believes are in the best interests of the Company. In particular, our policy with respect to related party transactions requires our Governance and Nominating Committee or Board to consider the benefits to the Company; the impact on a director’s independence in the event the related party is a director, an immediate family member of a director or an entity in which a director has a position or relationship; the overall fairness of the transaction to both the Company and the related party; and any other matters the Governance and Nominating Committee or the Board deems appropriate. A “related party” is any person who is or was one of our executive officers, directors or director nominees or is a holder of more than 5% of our common stock, or, in each case, their immediate family members, any person sharing the household or any entity owned or controlled by any of the foregoing persons.

We, Onex, certain of our directors and executive officers and other pre-IPO stockholders entered into a registration rights agreement dated October 3, 2011 in connection with the Onex investment that was amended and restated on January 24, 2017 in connection with our IPO, amended further on May 12, 2017 and November 12, 2017 (as amended and restated and as subsequently amended, the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, certain stockholders who are party to the Registration Rights Agreement have the right to require us to register their shares under the Securities Act of 1933, as amended (the “Securities Act”) under specified circumstances, including the right to require us to facilitate underwritten offerings as well as to make available shelf registration statements permitting sales of shares into the market from time to time over an extended period and will have incidental registration rights in certain circumstances. The Registration Rights Agreement was originally entered into prior to the adoption of our related party transactions policy. No rights were exercised pursuant to the Registration Rights Agreement during the fiscal year ended December 31, 2020. On March 1, 2021, Onex exercised its rights under the Registration Rights Agreement and requested the registration for resale of 8,000,000 shares of the Company’s common stock in an underwritten public offering (the “Secondary Offering”), and, as provided under the terms of the Registration Rights Agreement, the Company was responsible for all related fees and expenses except for the underwriters’ discounts and commissions, which were paid by Onex. The Secondary Offering was completed on March 3, 2021. After the Secondary Offering, Onex held approximately 24.9% of the Company’s outstanding shares of common stock. In addition, in connection with the Secondary Offering, the Company purchased from the underwriter (the “Share Repurchase”) 800,000 of the aggregate 8,000,000 shares of the Company’s common stock that were the subject of the Secondary Offering at a price per share of $28.61, which is the price at which the underwriter purchased the shares from Onex in the Secondary Offering. The disinterested members of the Board approved the Share Repurchase on terms no less favorable to those available to the underwriter in the Secondary Offering. In connection with their approval, the disinterested members of the Board considered the relevant facts and circumstances, including the at arms-length terms, the potential impact of such repurchases on the independence of Messrs. Munk and Ross and the overall fairness to the Company of such share repurchases with terms consistent with those available to the underwriter. The directors concluded that the repurchase under such terms was in the best interest of the Company.

Other than as described above, we did not enter into any new related party transactions for the covered period in which the amount involved exceeded or will exceed $120,000, and in which any of our executive officers, directors or holders of more than 5% of any class of our voting securities, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest. We have not made payments to non-employee directors, other than the fees they are entitled as described in “Director Compensation Structure” and reimbursement of expenses related to their services as a director. Compensation paid to employee directors is described in the “Summary Compensation Table” for Mr. Michel and in “2020 Director Compensation” for Mr. Wendt.

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Security Ownership of Certain Beneficial Owners and Management

The following table shows the number of shares of our common stock beneficially owned (as of the close of business on March 1, 2021) by each of our directors, director nominees and NEOs, as well as the number of shares beneficially owned by all of our directors and executive officers as a group. The table also shows the number of shares of our common stock beneficially owned by each person known to us to beneficially own more than 5% of the outstanding shares of the Company. Determinations as to the identity and holdings of 5% stockholders are based upon filings with the SEC and other publicly available information. Information with respect to beneficial ownership is based upon information known to us or furnished to us by each director or executive officer, and on information reported in Schedules 13D or 13G filed with the SEC, as the case may be.

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percentage of Shares(1)
NEOs and Directors
Gary S. Michel (2)	293,057	*
John R. Linker (3)	132,986	*
Roya Behnia	0	*
Daniel J. Castillo (4)	79,305	*
Timothy R. Craven (5)	128,753	*
William F. Banholzer	11,569	*
Martha L. Byorum	16,301	*
Tracey I. Joubert	0	*
Cynthia Marshall	0	*
Greg G. Maxwell	12,348	*
Anthony Munk (6)	0	*
David G. Nord	0	*
Matthew D. Ross (6)	0	*
Suzanne L. Stefany	9,957	*
Bruce M. Taten	48,429	*
Roderick C. Wendt (7)	508,753	*
Steven E. Wynne (8)	40,905	*
All executive officers and directors as a group (19 persons)	1,439,338	1.42%

5% Holders
Onex (9)	32,101,820	31.9%
BlackRock, Inc. (10)	5,053,710	5.0%
Wellington Management Group LLP (11)	7,512,119	7.46%
Pzena Investment Management, LLC (12)	5,187,220	5.16%
FMR LLC (13)	7,356,826	7.3%
The Vanguard Group Inc. (14)	5,777,509	5.73%

*	Represents beneficial ownership of less than 1% of our outstanding common stock.

(1)	The percentage of beneficial ownership of our NEOs and directors is based on 101,086,491 shares outstanding as of March 1, 2021.

(2)	Includes 235,894 shares of common stock issuable upon the exercise of currently vested options.

(3)	Includes 118,513 shares of common stock issuable upon the exercise of currently vested options.

(4)

Includes 26,639 shares of common stock issuable upon the exercise of currently vested options and 39,333 shares of common stock issuable upon the settlement of restricted stock units within 60 days March 1, 2021.

(5)	Includes 118,505 shares of common stock issuable upon the exercise of currently vested options.

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(6)

Does not include shares of common stock held by funds managed by an affiliate of Onex Corporation. Mr. Munk and Mr. Ross are directors of the Company, and Mr. Ross serves as Chairman. Mr. Munk is Vice Chairman of Onex Corporation and Mr. Ross is a Managing Director of Onex Partners. Mr. Munk and Mr. Ross do not have voting or investment power with respect to the shares held by such funds.

(7)

Includes (i) 22,352 shares of common stock held through the Company’s ESOP; (ii) 8,773 shares of common stock held through the Company’s KSOP; (iii) 141,669 shares of common stock issuable upon the exercise of currently vested options; (iv) 309,559 shares of common stock held through the RC Wendt Revocable Trust; and (v) 26,400 shares of common stock held through the Roderick Wendt GST Trust. Mr. Wendt is the sole trustee of the RC Wendt Revocable Trust and the Roderick Wendt GST Trust. Mr. Wendt has or shares voting and investment control of shares held by the RC Wendt Revocable Trust and the Roderick Wendt GST Trust, and therefore may be deemed to have beneficial ownership of such shares. Mr. Wendt is also the beneficiary of the RC Wendt Revocable Trust. Mr. Wendt, as trustee and beneficiary of the RC Wendt Revocable Trust, has pledged 220,000 shares of common stock in the name of People’s Bank to secure a loan obligation.

(8)	Includes 13,596 shares of common stock issuable upon the exercise of currently vested options.

(9)

Based upon information contained in the Schedule 13G filed with the SEC on behalf of Onex on February 13, 2020, which reported beneficial ownership by Onex and certain of its affiliates in the amounts listed in the table below at December 31, 2019. In each case, the reporting person reported shared voting and dispositive power with respect to all shares beneficially owned. As of March 3, 2021, Onex completed a registered secondary sale of 8 million shares of our common stock. After giving effect to such sale, Onex held approximately 24.9% of the Company’s outstanding shares of common stock.

Reporting Person:	Reported Address:	Number of Shares Held of Record:	Number of Shares Beneficially Owned:
Onex Corporation (i)	161 Bay Street P.O. Box 700 Toronto, ON, Canada M5J 2S1	7,586,315	32,101,820
Gerald W. Schwartz (i)(ii)	161 Bay Street P.O. Box 700 Toronto, ON, Canada M5J 2S1	—	32,883,094
Onex Partners III LP	712 Fifth Avenue, 40th Floor New York, NY 10019	20,302,027	20,302,027
Onex Partners III GP LP (iii)	712 Fifth Avenue, 40th Floor New York, NY 10019	537,052	23,907,545
Onex US Principals LP	165 W Center Street, Suite 401 Marion, OH 43305	272,060	272,060
Onex Partners III PV LP	712 Fifth Avenue, 40th Floor New York, NY 10019	258,883	258,883
Onex Partners III Select LP	712 Fifth Avenue, 40th Floor New York, NY 10019	65,364	65,364
Onex BP Co-Invest LP	712 Fifth Avenue, 40th Floor New York, NY 10019	2,744,219	2,744,219
BP EI LLC	165 W Center Street, Suite 401 Marion, OH 43305	335,900	335,900
New PCo II Investments Ltd.	161 Bay Street P.O. Box 700 Toronto, ON, Canada M5J 2S1	781,274	781,274

(i)

Onex Corporation, a corporation whose subordinated voting shares are traded on the Toronto Stock Exchange, and/or Mr. Gerald W. Schwartz, may be deemed to beneficially own the common stock held by (a) Onex Partners III LP, through Onex Corporation’s indirect ownership or control of Onex Partners Manager GP ULC, the general partner of Onex Partners Manager LP, the agent of Onex Partners III GP LP, the general partner of Onex Partners III LP, (b) Onex BP Co-Invest LP, through Onex Corporation’s indirect ownership or control of Onex Partners Manager GP ULC, the general partner of Onex Partners Manager LP, the agent of Onex Partners III GP LP, the general partner of Onex BP Co-Invest LP, (c) Onex Partners III GP LP, through Onex Corporation’s ownership of all of the equity of Onex Partners GP Inc., the general partner of Onex Partners III GP LP, (d) Onex US Principals LP, through Onex Corporation’s indirect ownership or control of Onex American Holdings GP LLC, the general partner of Onex US Principals LP, (e) Onex Partners III PV LP, through Onex Corporation’s indirect ownership or control of Onex Partners Manager GP ULC, the general partner of Onex Partners Manager LP, the agent of Onex Partners III GP LP, the general partner of Onex Partners III PV LP, (f) BP EI LLC, through Onex Corporation’s ownership of all of the equity of Onex Private Equity Holdings LLC, which owns all of the equity of BP EI LLC, and (g) Onex Partners III Select LP, through Onex Corporation’s indirect ownership or control of Onex Partners Manager GP ULC, the general partner of Onex Partners Manager LP, the agent of Onex Partners III GP LP, the general partner of Onex Partners III Select LP. Mr. Gerald W. Schwartz, the Chairman, President and Chief Executive Officer of Onex Corporation, indirectly owns shares representing a majority of the voting rights of the shares of Onex Corporation and as such may be deemed to beneficially own all of the common stock beneficially owned by Onex Corporation. Mr. Schwartz disclaims such beneficial ownership.

(ii)

Mr. Gerald W. Schwartz may be deemed to beneficially own the common stock held by New PCo II Investments Ltd., through Mr. Schwartz’s indirect ownership or control of 1597257 Ontario Inc., which owns all of the equity of New PCo II Investments Ltd.

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(iii)

Onex Partners III GP LP may be deemed to beneficially own the shares held of record by Onex Partners III LP., Onex BP Co-Invest LP, Onex Partners III GP LP, Onex Partners III PV LP, and Onex Partners III Select LP as described in note (i) above. Onex Partners III GP LP disclaims such beneficial ownership (except with respect to the shares held of record by such entity).

(10)

Based solely upon information contained in the Schedule 13G filed with the SEC on behalf of BlackRock, Inc. on February 2, 2021, BlackRock, Inc. and certain of its affiliates have sole voting power with respect to 4,932,504 shares and sole dispositive power with respect to all shares beneficially owned at December 31, 2020. The reported address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(11)

Based solely upon information contained in the Schedule 13G/A filed with the SEC on behalf of Wellington Management Group LLP (“Wellington”) on February 4, 2021, Wellington and certain of its affiliates have shared voting power with respect to 6,600,767 shares and shared dispositive power with respect to all shares beneficially owned at December 31, 2020. The reported address of Wellington is 280 Congress Street, Boston, MA 02210.

(12)

Based solely upon information contained in the Schedule 13G filed with the SEC on behalf of Pzena Investment Management, LLC (“Pzena”) on February 4 2021, Pzena and certain of its affiliates have sole voting power with respect to 4,521,325 shares and sole dispositive power with respect to all shares beneficially owned at December 31, 2020. The reported address of Pzena is 320 Park Avenue, 8th Floor, New York, NY 10022.

(13)

Based solely upon information contained in the Schedule 13G filed with the SEC on behalf of FMR LLC (“FMR”) on February 8 2021, FMR and certain of its affiliates have sole voting power with respect to 77,128 shares and sole dispositive power with respect to 7,356,826 shares beneficially owned at December 31, 2020. The reported address of FMR is 245 Summer Street, Boston, Massachusetts 02210.

(14)

Based solely upon information contained in the Schedule 13G/A filed with the SEC on behalf of The Vanguard Group Inc. (“Vanguard”) on February 10, 2021, Vanguard and certain of its affiliates have sole voting power with respect to 0 shares, shared voting power with respect to 73,711 shares, sole dispositive power with respect to 5,644,261 shares, and shared dispositive power with respect to 133,248 shares at December 31, 2020. The reported address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

The amounts and percentages of our common stock beneficially owned are reported on the basis of rules of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days after March 1, 2021, including any shares of our common stock subject to an option that has vested or will vest within 60 days after March 1, 2021. More than one person may be deemed to be a beneficial owner of the same securities.

Unless otherwise indicated above, to our knowledge, all persons listed above have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. Unless otherwise indicated above, the address for each person or entity listed above is c/o JELD-WEN Holding, Inc., 2645 Silver Crescent Drive, Charlotte, North Carolina 28273.

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3. COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

This Compensation Discussion & Analysis (“CD&A”) provides information about our compensation philosophy and practices in place during 2020 and the material elements of compensation paid to, awarded to, or earned by our named executive officers (“NEOs”) in 2020, who were:

Name	Title
Gary S. Michel	President and Chief Executive Officer
John R. Linker	Executive Vice President and Chief Financial Officer
Roya Behnia (1)	Executive Vice President, General Counsel and Chief Compliance Officer
Daniel J. Castillo	Executive Vice President and President, North America
Timothy R. Craven	Executive Vice President, Human Resources

(1)	Ms. Behnia joined the Company on June 29, 2020.

Section 1 – Compensation Objectives and Philosophy

The Compensation Committee (the “Committee”) believes that our executive compensation program should be structured to provide an attractive, flexible and market-based total compensation package tied to performance and aligned with the interests of our stockholders. Accordingly, the Committee’s executive compensation philosophy is as follows:

•

Reward Long-Term Growth and Profitability: rewarding executives for the achievement of long-term results aligns the interests of our NEOs with those of our stockholders, thereby providing long-term economic benefit to our stockholders;

•

Hire and Retain World-Class Talent: providing competitive financial incentives in the form of salary, bonus and benefits, and long-term equity awards allows us to attract and retain talented individuals in critical roles;

•

Pay for Performance: placing a significant portion of compensation at-risk through inclusion of performance-based metrics incentivizes NEOs, allowing flexibility for compensation to reflect each individual’s contribution to overall performance; and

•

Avoid Incentivizing Undue Risk: striking an appropriate balance between short-term and long-term performance permits the incorporation of risk-mitigation design features to discourage excessive risk-taking.

To achieve our objectives, we deliver executive compensation through a combination of the following components:

•	base salary;

•	annual cash bonuses that are tied to our annual operating plan;

•	long-term equity-based incentive compensation;

•	broad-based employee benefits; and

•	severance benefits.

Our executive compensation program includes base salaries and other benefits, including severance benefits, designed to attract and retain senior management talent. We also use annual cash incentive compensation and long-term equity incentives to ensure a performance-based delivery of pay that aligns, as closely as possible, the rewards to our NEOs with the long-term interests of our stockholders, while enhancing executive retention. Compensation of our NEOs is determined by the Committee, which considers feedback and recommendations from the CEO with respect to his direct reports along with general feedback from the Committee’s compensation consultant (described below).

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Pay Mix

The majority of target compensation for our NEOs, including the CEO, is at-risk variable compensation, with a significant portion of such compensation being equity-based compensation. This reflects the principles of our compensation philosophy: pay-for-performance through the use of at-risk variable pay, use of equity compensation to align executives’ interests with those of our stockholders, and encouragement of both appropriate outcomes and behaviors through the use of a mix of compensation elements. The following graphs set out the average value of compensation elements in 2020 for our CEO and other NEOs, assuming performance at target:

Incentive Compensation Clawback Policy

To promote the highest level of financial integrity and ethical behavior, and to discourage excessive risk-taking, our Board adopted at the time of our IPO an Incentive Compensation Clawback Policy (the “clawback policy”) allowing the Board to recoup certain incentive-based compensation in the event of a material restatement of our financial statements or specific acts of improper conduct. Specifically, any performance-based compensation, including equity compensation and short-term incentive cash compensation, is subject to recoupment in the event of a material restatement of our financial statements or if the recipient engaged in fraud, willful misconduct or certain other acts that constitute “improper conduct” under the clawback policy. In the event of a material restatement, each officer of the Company, as well as each employee whose fraud or willful misconduct resulted in the material restatement, would forfeit the amount of any incentive-based compensation paid during the three years preceding the date of the material restatement that the Board determines exceeds the amount the employee would have received had the revised financial statement(s) been used to determine the compensation. In the event of fraud, willful misconduct or certain other improper conduct—including violation of an employment agreement or Company policy (including the Code of Business Conduct), disclosing confidential information or trade secrets, or violating any non-solicitation or non-competition covenant—the employee engaging in such conduct would forfeit the amount of any incentive-based compensation paid during the period commencing one year prior to the improper conduct and continuing until the time the improper conduct is discovered, to the extent that the Board determines is appropriate under the circumstances. The clawback policy affords the Board broad discretion to determine the amount and extent of any clawback.

Use of Compensation Consultant

The Committee has engaged Willis Towers Watson (“WTW”) as its independent consultant to assist the Committee in fulfilling its responsibilities, including by providing advice, research and analysis on executive compensation trends and norms; determining the composition of our peer group for purposes of compensation comparison; reviewing and analyzing peer group and industry information to assist with setting both specific elements of, and the total amount of, executive compensation; and advising on the Company’s equity plan. The Committee analyzed any relationships that WTW had with the Company, members of the Committee, executive officers and management, and concluded that, after consideration of the specific factors identified by the SEC and the NYSE

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that may affect the independence of compensation advisors, there were no independence or conflict-of-interest concerns related to WTW.

Peer Group

The Committee determines the appropriate level of both specific elements of and total compensation for our NEOs by considering numerous competitive, performance and other factors, including a comparison against a pre-selected peer group. In consultation with WTW, the Committee has identified a peer group to serve as a benchmark for determining the compensation of each of our NEOs. The Committee does not target compensation at a specific percentile within the peer or industry group. Instead, it reviews market data provided by WTW to understand how our NEOs’ total compensation compares to competitive norms.

The Committee determined an appropriate peer group for purposes of compensation comparison, in consultation with WTW, by considering companies that meet all or most of the following factors: they operate in a comparable industry, they have comparable revenue and market capitalization and they are likely competitors with us for executive talent. The Committee considered each company individually, as well as the group as a whole, in determining a peer group appropriate for purposes of executive compensation comparison. Thirteen of the nineteen companies included in the Company’s peer group are in the building products industry, while the remaining six are either peers of those thirteen peers or in highly aligned products or sectors. The median revenue of the peer group is likewise aligned with the Company’s anticipated revenue. The Committee also considered the size of the peer group and determined that a robust peer group was desirable to mitigate potential year-over-year volatility in data.

For 2020, the Committee used the following peer group for purposes of executive compensation comparison:

A.O. Smith Corporation (AOS)	Mohawk Industries, Inc. (MHK)
Allegion plc (ALLE)	Newell Brands Inc. (NWL)
Armstrong World Industries, Inc. (AWI)	Owens Corning (OC)
Builders FirstSource, Inc. (BLDR)	Patrick Industries, Inc. (PATK)
Fortune Brands Home & Security, Inc. (FBHS)	PulteGroup, Inc. (PHM)
Griffon Corporation (GFF)	Resideo Technologies, Inc. (REZI)
Lennox International, Inc. (LII)	Snap-on Incorporated (SNA)
Martin Marietta Materials, Inc. (MLM)	Universal Forest Products, Inc. (UFPI)
Masco Corporation (MAS)	Vulcan Materials Company (VMC)
Masonite International Corporation (DOOR)

2020 Say-On-Pay Advisory Vote

At our annual meeting of stockholders held in 2020, 98% of the votes cast on our say-on-pay proposal approved the compensation we paid to our executive officers. As a result of our stockholder support of our pay-for-performance compensation structure, among other considerations, the Committee decided not to implement any significant changes to our compensation programs in fiscal 2020.

Section 2 – Compensation Program Design and Decisions

Base Salary

We believe it is important to pay our executives a competitive base salary. Each NEO is party to an employment agreement that provides for an annual base salary, which is subject to periodic review by the Committee. In establishing the initial base salary, we considered a number of factors, including market data for similar positions, as well as the duties and responsibilities of the position. NEOs do not receive automatic merit increases to their base salaries. Rather, the base salaries of our NEOs are reviewed annually by the Committee to determine whether an adjustment is appropriate. In making decisions regarding salary adjustments, the Committee takes into account numerous factors, none of which is dispositive or individually weighted, including the NEO’s performance, our financial results, the relative significance of the NEO’s business unit or function, the NEO’s past performance and potential for advancement, and comparable salaries paid to other executive officers with similar skills and experience in our peer group or industry.

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In 2020, our NEOs elected to reduce their base salaries by 25% for the second quarter of the year in light of COVID-19 and the uncertainty around its potential impact on the Company. Ms. Behnia joined the Company after this decision was made and, therefore, she did not have her salary adjusted. The following table shows the 2020 annual base salary amounts for each of our NEOs with salary reductions as applicable due to COVID-19 considerations.

Name	2020 Base Salary
Gary S. Michel	$937,500
John R. Linker	$468,750
Roya Behnia	$600,000
Daniel J. Castillo	$525,000
Timothy R. Craven	$393,750

For 2021, the Committee approved increases in base salaries for Mr. Michel (to $1,100,000), Mr. Linker (to $600,000) and Mr. Craven (to $475,000), effective March 1, 2021. In approving these increases, the Committee considered each NEO’s contributions and performance in 2020 as aligned to his objectives, the frequency and timing of past compensation changes, as well as his salary relative to similarly situated executives within our peer group. Because Ms. Behnia and Mr. Castillo had their compensation determined in the middle of 2020, the Committee elected not to further increase their base salaries.

Annual Cash Incentives

We believe it is important to motivate our NEOs to achieve short-term performance goals by linking a portion of their annual cash compensation to the achievement of our Board-approved operating plan. Toward that end, we provide an annual cash incentive award opportunity to key members of management, including our NEOs, under the terms and conditions of the JELD-WEN Holding, Inc. Management Incentive Plan (the “MIP”). The Committee establishes the target bonus opportunities and the Company performance goals for the MIP (as described in greater detail below) in February of each year, and then communicates these targets to MIP participants. Following the end of each fiscal year, the Committee reviews our actual financial results relative to the established MIP performance goals and determines the level of performance achieved with respect to the Company performance goals for all MIP participants. The Committee considers the level of achievement of the Company performance goals as well as the achievement of the regional or individual performance goals applicable to each NEO. The Committee approves actual cash incentive payments for each NEO following such determinations.

2020 MIP Incentives

For 2020, each of our NEOs was eligible for an annual cash-based performance bonus under the MIP. Employment agreements with our NEOs establish minimum target MIP opportunities, and the Committee has discretion to assign target MIP opportunities above those levels. The Committee also establishes threshold and maximum MIP opportunities for each NEO. MIP payments are made based upon actual performance in the range between threshold and maximum achievement of performance goals. No payments under the MIP are made with respect to a particular performance goal if financial results are below the threshold performance level for the applicable performance goal. In addition, in 2020, the Company must meet at least the threshold performance levels for both Adjusted EBITDA (as defined below) and Core Margin Growth (as defined below) before any payment is made above target performance level for Adjusted Free Cash Flow. No payments under the Regional Performance Metrics (as defined below) are made if the financial results are below threshold performance levels for the Company Performance Metrics (as defined below).

In all instances, actual bonus payments under the MIP are subject to upward or downward adjustment at the discretion of the Committee based upon its evaluation of an NEO’s individual achievements or contributions to performance of the functions within his or her areas of responsibility. In addition, adjustments are permitted as deemed appropriate by the Committee to account for unanticipated or other significant events that warrant adjustment. Beginning in 2021, the evaluation of a NEO’s individual performance will specifically include, among other considerations, the satisfaction of pre-established metrics relating to safety, employee engagement and diversity.

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The Committee established the 2020 MIP opportunity for each of our NEOs, expressed as a percentage of base salary, as follows:

Name	Threshold	Target	Maximum
Gary S. Michel	66%	110%	220%
John R. Linker	48%	80%	160%
Roya Behnia	48%	80%	160%
Daniel J. Castillo	45%	75%	150%
Timothy R. Craven	36%	60%	120%

Company Performance Metrics

Pursuant to our MIP, the Committee established Company performance goals based on three financial measures under our 2020 operating plan (the “Company Performance Metrics”): (i) Adjusted EBITDA, (ii) Adjusted Free Cash Flow and (iii) Core EBITDA Margin Expansion (“Core Margin Growth”). Core Margin Growth, weighted at 20%, is measured in basis points of Revenue and is the amount by which Adjusted EBITDA derived from core business activities (which excludes the impact of foreign exchange and recent acquisitions impacting the plan year) changes from the previous year. Each of Adjusted EBITDA and Adjusted Free Cash Flow as performance metrics are weighted at 40%. For MIP purposes, we define Adjusted EBITDA as reported Adjusted EBITDA, excluding the impact of acquisitions during the plan year, and as may be further adjusted for discrete items by the Committee in its sole discretion. We define Adjusted Free Cash Flow as reported Free Cash Flow, excluding the impact of acquisitions during the plan year and unused capital under our annual budget, and as may be further adjusted for discrete items by the Committee in its sole discretion. For executives with global functional responsibilities, such as Messrs. Michel, Linker and Craven and Ms. Behnia, the Committee determined to weight the performance goals as follows:

Regional Performance Metrics

The Committee determined that regional performance metrics were appropriate for executives responsible for operations in a specific region, including Mr. Castillo. In addition to the Company Performance Metrics described above, the Committee established regional performance goals based on three measurements under our 2020 operating plan (the “Regional Performance Metrics”): (i) Regional Adjusted Revenue, (ii) Regional Adjusted EBITDA and (iii) Regional Adjusted Free Cash Flow. For MIP purposes, we define Regional Adjusted Revenue as reported Revenue for the region, excluding the impact of acquisitions during the plan year. We define Regional Adjusted EBITDA as reported Adjusted EBITDA for the region, excluding the impact of acquisitions during the plan year. We define Regional Adjusted Free Cash Flow as reported Free Cash Flow for the region, excluding the impact of acquisitions during the plan year and unused capital under our annual budget. In each case, the metric is subject to further adjustment for discrete items by the Committee in its sole discretion. For MIP participants with regional responsibilities, including Mr. Castillo, the Committee determined to weight the overall Company Performance Metrics at 25% and Regional Performance Metrics as follows: Regional Adjusted EBITDA at 37.5%, Regional Adjusted Free Cash Flow at 22.5% and Regional Adjusted Revenue at 15%. The weighting of Regional Performance Metrics for Mr. Castillo is represented as follows:

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2020 Results

The 2020 MIP performance goals established by the Committee, and applicable to our NEOs, are set forth in the table below.

Performance Goals	Weighting	Threshold	Target	Maximum
Company		(amounts shown in US$ millions)
Adjusted EBITDA	40%	$ 450	$ 485	$ 510
Adjusted Free Cash Flow	40%	$ 136.8	$ 168.5	$ 194.7
Core Margin Growth	20%	50 bps	140 bps	190 bps
North America Regional (applicable to Mr. Castillo)
Company Performance	25%	See above
Regional Adjusted Revenue	15%	$2,692.5	$2,707.5	$2,717.5
Regional Adjusted EBITDA	37.5%	$337.2	$360.7	$380.5
Regional Adjusted Free Cash Flow	22.5%	$208.4	$250.9	$291.1

For 2020, the actual levels of Company performance were measured against these pre-established threshold, target and maximum performance goals, which were set in February 2020 after the completion of our budgeting process and an examination of our underlying markets, customers, strategic initiatives and the general economic outlook for 2020, which at the time did not take into consideration COVID-19 and its subsequent impact on the global economy and the markets in which we operate. In evaluating the Company’s actual performance in 2020, for MIP purposes, the Committee made certain adjustments to the performance metrics as permitted under the MIP. Specifically, to reflect the normalized operating performance of the Company, the plan includes pre-established adjustments that are made each year to the Company’s financial metrics as reported in its annual report on Form 10-K and earnings materials, including adjustments for unplanned and extraordinary events such as COVID-19 that impacted the Company’s 2020 performance. As a result, the Committee made an adjustment of $51.1 million to Adjusted EBITDA as reported, resulting in $497.5 million in Adjusted EBITDA for 2020 MIP purposes, and an adjustment of 65 bps to Core Margin Growth, resulting in 165 bps in Core Margin Growth for 2020 MIP purposes. Further, Adjusted Free Cash Flow for 2020 MIP purposes included $55.6 million of net reductions to Free Cash Flow as reported to exclude the impact of certain litigation costs, the benefit of unused capital expenditures under our annual budget and the benefits of COVID-19 cash deferral programs, resulting in a reduced total of $202.7 million in Adjusted Free Cash Flow for 2020 MIP purposes. After considering these adjustments, the Committee decided to award MIP bonuses at 150% of target value for Mr. Michel and Ms. Behnia. For Messrs. Craven and Linker, each received a MIP bonus payout at 157.5% of target value due to exceptional individual performance in 2020.

For the North America Regional Performance Metrics, to exclude the impact of COVID-19 on normalized operating performance, Regional Adjusted EBITDA was adjusted by $46.9 million, resulting in a total of $362.9 million for the North America Region, and Regional Adjusted Revenue was adjusted by $169.4 million, resulting in $2,699.4 million for the North America Region. Free Cash Flow for the North America Region was $269.7 million and was not adjusted for 2020 MIP purposes. Based on the performance results for the North America Region (weighted at

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75%) and the Company (weighted at 25% at a 150% payout), Mr. Castillo received a 2020 MIP bonus calculated at 124% of target value.

The Committee awarded 2020 MIP bonuses to our NEOs as follows:

Name	Payment Amount	Percentage of Target
Gary S. Michel	$1,650,000	150%
John R. Linker	$630,000	157.5%
Roya Behnia	$720,000	150%
Daniel J. Castillo	$520,800	124%
Timothy R. Craven	$396,900	157.5%

Long-Term Equity Incentives

Equity Awards Under our Pre-IPO Stock Incentive Plan

We believe that long-term equity incentives are important to ensure that the interests of management remain aligned with those of our stockholders. Key management employees, including certain of our NEOs, were granted equity awards under our pre-IPO Amended and Restated Stock Incentive Plan (the “Stock Incentive Plan”), which was approved by our Board and our stockholders in 2011. As a private company, the Board generally granted equity awards under the Stock Incentive Plan only in connection with commencement of employment or significant changes in management responsibilities. From time to time, at the discretion of the Committee, equity awards were also made to recognize performance and to assist with the retention of key members of our management team, including certain of our NEOs. Effective upon our IPO, equity awards are no longer made under the Stock Incentive Plan.

Omnibus Equity Plan

In connection with our IPO, the Board adopted and our stockholders approved the Omnibus Equity Plan. Equity awards granted in connection with and following our IPO were, and future equity awards will be, made under the Omnibus Equity Plan. Under the Omnibus Equity Plan, the Committee has granted and intends to continue to grant stock option and restricted stock unit (“RSU”) awards to eligible employees, similar to its practice under the Stock Incentive Plan. In addition, beginning in 2018, the Committee has incorporated the use of performance share units (“PSUs”) as a component of the overall equity awards granted to our senior managers, including our NEOs. The Committee’s addition of this component of executive compensation is intended to encourage superior performance and align executives’ interests with those of stockholders, and also takes into consideration competitive market data, as well as the incentive for long-term growth and value creation this component adds to the Company’s overall pay-for-performance program.

Stock Options

The Committee utilizes stock options as a component of executive compensation because they have value only if the Company’s share price increases and, therefore, motivate our executives to drive sustained, long-term stockholder value creation. To a lesser extent, stock options also play a role in executive retention. The Board has adopted a form of option award agreement under the Omnibus Equity Plan that generally provides for awards to vest ratably on each anniversary of the date of grant over the specified multi-year period (typically three years) following the date of grant and to have a strike price equal to the fair market value on the date of grant. It also provides for post-termination exercise periods generally consistent with those that applied to stock options granted under the Stock Incentive Plan. Upon a termination for “cause,” all options, vested or unvested, are immediately forfeited.

Restricted Stock Units

The Committee uses time-vesting RSUs as a component of executive compensation to align further our executives’ interests with those of stockholders. Because these awards typically vest after a specified period following the date of grant, they also incentivize our executives to remain in our employ. The Board has adopted a form of RSU award agreement under the Omnibus Equity Plan that generally provides for awards granted through 2020 to cliff vest

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after a specified period (typically three years) following the date of grant, and for awards granted after 2020 to vest ratably on each anniversary of the date of grant over a specified period (typically three years) following the date of grant. All unvested RSUs at the time of termination of employment are forfeited for awards granted through 2020, and for awards granted after 2020, they continue to vest in the event of death, disability or retirement.

Performance Share Units

Beginning in 2018, the Committee introduced PSUs as a component of executive compensation to ensure our executives’ incentives are tied directly to key drivers of stockholder value growth. PSUs also play a role in executive retention, as an NEO is required to remain employed through the applicable vesting date in order to receive the shares underlying the PSUs. The Board has adopted a form of PSU award agreement under the Omnibus Equity Plan that generally provides for awards to cliff vest after a specified period (typically three years) following the date of grant, subject to the executive’s continued employment through the vesting date. Participants will be eligible to earn a specified range (typically 0-150%) of the PSU target award based on our actual performance with respect to selected metrics for the fiscal years specified in the grant.

For the PSU awards made in 2018, the Company failed to achieve the pre-established performance metrics for the applicable three-year period. As a result, the 2018 PSU awards were all forfeited upon the certification of the Company’s 2020 financial results.

2020 Long-Term Incentive Plan Awards

In February 2020, the Committee issued long-term incentive equity awards (“2020 LTIP Awards”) in the form of a combination of PSUs, RSUs and non-qualified stock options (each pursuant to the Omnibus Equity Plan) to create strong pay-for-performance alignment of the Company’s compensation program with long-term interests of stockholders. The mix of equity-based compensation granted in February 2020 to Messrs. Michel, Linker and Craven was as follows (based on the grant date fair value of the total award): 25% stock options, 25% RSUs and 50% PSUs. Mr. Castillo received an additional RSU award with a value of $200,000, resulting in a higher mix of RSUs. The Committee used a mix of long-term incentive equity awards, together with other elements of our executive compensation, to optimize the balance of long-term and short-term incentives and to avoid undue emphasis on any specific element of the incentive compensation program.

For the 2020 PSU awards, the Committee selected cumulative Adjusted EBITDA as reported and cumulative Free Cash Flow as reported for fiscal years 2020 through 2023 as the performance metrics because of the critical role that those metrics play in long-term, sustained shareholder value creation. The Committee also incorporated a Total Shareholder Return (“TSR”) modifier for the 2020 PSU awards to incentivize outperformance and shareholder value creation. Comparing JELD-WEN’s 3-year TSR to the Russell 3000 Index, the PSU award is modified by -10%, 0% or +10% of the shares otherwise earned for performance in the bottom 1/3 percentile, middle 1/3 percentile or top 1/3 percentile, respectively. In no event, however, will the number of PSUs that vest exceed 150% of target.

The Committee approved 2020 LTIP Awards to our NEOs valued as set forth below.

Name	Stock Options(1)	RSUs(2)	PSUs(3)
Gary S. Michel	$1,426,563	$1,426,563	$2,853,125
John R. Linker	$ 253,125	$ 253,125	$ 506,250
Roya Behnia(4)	$ —	$ —	$ —
Daniel J. Castillo	$ 150,000	$ 350,000	$ 300,000
Timothy R. Craven	$ 200,000	$ 200,000	$ 400,000

(1)

All stock options have a strike price of $24.54 (the closing price of our common stock on the date of grant), vest ratably on each of the first three anniversaries of the date of grant (February 11, 2020) and expire ten years from the date of grant.

(2)	RSUs vest in full on February 11, 2023, which is the third anniversary of the date of grant.

(3)

Value of PSUs issued at target. PSUs vest in a range of 0-150% of target on February 11, 2023, which is the third anniversary of the date of grant. The number of shares that vest will be determined by performance against pre-set three-year performance targets for Adjusted EBITDA as reported and Free Cash Flow as reported, each weighted 50%. Vesting amounts may be adjusted upward or downward by up to 10% based upon the Company’s total shareholder return over the same period relative to the Russell 3000 Index. In no event, however, will the number of PSUs that vest exceed 150% of target.

(4)	Ms. Behnia joined the Company on June 29, 2020.

2021 Proxy Summary	|	29

In March 2020, the Committee awarded to Mr. Castillo a one-time RSU grant with a grant date value of $929,840 to bring his overall compensation in line with regional market comparables. The award is scheduled to vest ratably over a three-year period. In June 2020, the Committee awarded to Ms. Behnia a one-time RSU grant with a grant date value of $1,999,990 in connection with her commencing employment with the Company. Of this award, 30% is scheduled to vest on the second anniversary of the grant date and the remaining 70% is scheduled to vest on the third anniversary of the grant date.

2021 Long-Term Incentive Plan Awards

In February 2021, the Committee again issued long-term incentive awards (the “2021 LTIP Awards”) in the form of a combination of PSUs, RSUs and non-qualified stock options (each pursuant to the Omnibus Equity Plan) to continue a strong pay-for-performance alignment of the Company’s compensation program with long-term interests of stockholders. The mix of equity-based compensation granted in February 2021 was as follows (based on the grant date fair value of the total award): 33% stock options, 33% RSUs and 34% PSUs. The Committee used this mix, together with other elements of our executive compensation, to optimize the balance of long-term and short term incentives and to avoid undue emphasis on any specific element of the incentive compensation program. For the 2021 PSU awards, the Committee selected Return on Invested Capital (“ROIC”) and TSR, each weighted at 50%, for fiscal years 2021 through 2023.

The Committee approved 2021 LTIP Awards to our NEOs as set forth below.

Name	Stock Options(1)	RSUs(2)	PSUs(3)
Gary S. Michel	$2,114,538	$2,114,538	$2,178,615
John R. Linker	$380,769	$380,769	$392,308
Roya Behnia	$316,800	$316,800	$326,400
Daniel J. Castillo	$343,302	$343,302	$353,705
Timothy R. Craven	$255,496	$255,496	$263,239

(1)

All stock options have a strike price of $29.01 (the closing price of our common stock on the date of grant), vest ratably on each of the first three anniversaries of the date of grant (February 23, 2021) and expire ten years from the date of grant.

(2)	RSUs vest ratably on each of the first three anniversaries of the date of grant (February 23, 2021).

(3)

Value of PSUs issued at target. PSUs vest in a range of 0-150% of target on February 23, 2024, which is the third anniversary of the date of grant. The number of shares that vest will be determined by performance against pre-set three-year performance targets on ROIC and TSR, each weighted at 50%.

Employee Benefits

Our NEOs generally participate in the same retirement program as other management employees assigned at their primary work location. NEOs based in the United States participate in the Company’s 401(k) Retirement Savings Plan (the “401(k) Plan”), under which the Company will match contributions up to 4% of the lesser of base salary and the annual statutory maximum dollar amount.

Our NEOs are also entitled to vacation and holiday pay in accordance with the terms of their respective employment agreements and otherwise on the same terms as other employees at their primary work location. In addition, our NEOs are eligible to participate in our medical, dental and other insurance programs in accordance with the terms and provisions of those programs in effect from time to time, and on substantially the same terms as those generally offered to other employees.

Perquisites

Mr. Michel and his immediate family members are entitled to personal use of the Company aircraft, with a cap on annual usage of $75,000. Mr. Michel is also entitled to use the Company aircraft for transportation to and from board meetings for the other public company board on which he serves.

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Section 3 – Other Compensation Information

Compensation Risk Assessment

The Compensation Committee meets at least quarterly to consider management’s assessment of employee and compensation risks, to monitor incentive and equity-based compensation plans and, at least annually, to review the Company’s compensation programs to confirm they are appropriately aligned with the Company’s strategic objectives and do not incentivize unnecessary or excessive risk-taking. Based on that review, the Committee has determined that no practices or policies are likely to lead to excessive risk-taking or have a material adverse effect on the Company.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis. Based on its review and discussion with management, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Bruce M. Taten, Chair

William F. Banholzer

Suzanne L. Stefany

2021 Proxy Summary	|	31

Section 4 – 2020 Compensation Tables

Summary Compensation Table

The following table sets forth the compensation paid to each NEO for services performed during the years ended December 31, 2018, 2019 and 2020.

Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)	Option Awards(4)	Non-Equity Incentive Plan Compensation(5)	All Other Compensation(6)	Total
Gary S. Michel	2020	$923,077	$0	$4,355,489	$1,426,553	$1,650,000	$24,393	$8,379,513
President & Chief Executive Officer	2019	$866,539	$0	$3,045,460	$886,870	$654,500	$40,853	$5,494,221
	2018	$444,231	$1,212,500	$4,967,005	$1,999,287	$0	$58,497	$8,681,520
John R. Linker	2020	$463,462	$0	$772,796	$253,118	$630,000	$11,400	$2,130,775
EVP & Chief Financial Officer	2019	$450,000	$0	$901,394	$262,495	$229,500	$29,424	$1,872,813
	2018	$371,154	$0	$1,953,966	$125,015	$0	$29,224	$2,479,359
Roya Behnia	2020	$300,000	$400,000	$1,999,990	$0	$720,000	$11,400	$3,431,390
EVP, General Counsel & Chief Compliance Officer	2019	—	—	—	—	—	—	—
	2018	—	—	—	—	—	—	—
Daniel J. Castillo	2020	$498,462	$0	$1,587,793	$150,000	$520,800	$11,400	$2,768,454
EVP & President, North America	2019	—	—	—	—	—	—	—
	2018	—	—	—	—	—	—	—
Timothy R. Craven	2020	$396,769	$0	$610,603	$200,000	$396,900	$11,400	$1,615,672
EVP, Human Resources	2019	$381,542	$0	$473,853	$137,995	$171,360	$11,200	$1,175,950
	2018	—	—	—	—	—	—	—

(1)

The amounts in the salary column represent the U.S. dollar value of salary paid to each NEO with respect to each year during which he or she was an NEO. In 2020, our NEOs elected to reduce their base salaries by 25% for the second quarter of the year in light of COVID-19 and the uncertainty around its potential impact on the Company. Ms. Behnia joined the Company after this decision was made and, therefore, did not have her salary adjusted.

(2)

Pursuant to the terms of her employment agreement, Ms. Behnia is eligible to receive a special bonus of $1,000,000 payable in three installments, assuming continued employment, of $400,000 in 2020, $400,000 in 2021 and $200,000 in 2022. Ms. Behnia received the first installment in June 2020 and the second installment in January 2021, with the final installment expected to payout in January 2022. Ms. Behnia is required to repay the Company for any installment payments received under her special bonus if she voluntarily terminates her employment within 24-months of her hire date for reasons other than a change in control or for good reason.

(3)

Reflects the grant date fair value of RSUs and PSUs at target payout, calculated in accordance with FASB ASC Topic 718. For 2020, the calculation is described in Note 19—Stock Compensation in our audited financial statements for the year ended December 31, 2020, in our annual report on Form 10-K into which this Proxy Statement is incorporated by reference. The value of each PSU award granted in 2020 on the grant date at maximum payout (i.e. 150% of target) is as follows: Mr. Michel ($4,393,395), Mr. Linker ($779,535), Mr. Castillo ($461,945) and Mr. Craven ($615,940).

(4)

Reflects the grant date fair value of common stock options calculated in accordance with FASB ASC Topic 718. For 2020, the calculation is described in Note 19—Stock Compensation in our audited financial statements for the year ended December 31, 2020, in our annual report on Form 10-K into which this Proxy Statement is incorporated by reference.

(5)	The amounts reported in this column represent amounts paid pursuant to the Company’s MIP for the applicable year.

(6)	For 2020, the amounts in this column represent all other compensation not reported in any other column of the Summary Compensation Table, as reported in detail in the table below.

Name	401(k) Match/ Pension(a)	Other Perquisites		TOTAL
Gary S. Michel	$11,400	$12,993	(b)	$24,393
John R. Linker	$11,400	—		$11,400
Roya Behnia	$11,400	—		$11,400
Daniel J. Castillo	$11,400	—		$11,400
Timothy R. Craven	$11,400	—		$11,400

(a)	Amounts listed are employer matching contributions for 2020 to the 401(k) Plan.

(b)	Reflects the incremental variable operating cost to the Company associated with Mr. Michel’s personal use of Company aircraft.

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Grants of Plan-Based Awards

The following table summarizes the awards granted to each of our NEOs during the year ended December 31, 2020.

Name	Award Type(1)	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Possible Payouts Under Equity Incentive Plan Awards(3)			All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards (per share)	All Other Stock Awards: Number of Shares of Stock or Units(4)	Grant Date Fair Value of Stock and Option Awards(5)
			Threshold	Target	Maximum	Threshold	Target	Maximum
Gary S. Michel	MIP		$660,000	$1,100,000	$2,200,000
	NSO	02/11/20							150,958	$24.54		$1,426,553
	PSU	02/11/20				57,430	114,860	172,290				$2,928,930
	RSU	02/11/20									58,132	$1,426,559
John R. Linker	MIP		$240,000	$400,000	$800,000
	NSO	02/11/20							26,785	$24.54		$253,118
	PSU	02/11/20				10,190	20,380	30,570				$519,690
	RSU	02/11/20									10,314	$253,106
Roya Behnia	MIP		$288,000	$480,000	$960,000
	RSU	06/29/20									126,262	$1,999,990
Daniel J. Castillo	MIP		$252,000	$420,000	$840,000
	NSO	02/11/20							15,873	$24.54		$150,000
	PSU	02/11/20				6,039	12,077	18,116				$307,964
	RSU	02/11/20									14,262	$349,989
	RSU	03/23/20									118,000	$929,840
Timothy R. Craven	MIP		$151,200	$252,000	$504,000
	NSO	02/11/20							21,164	$24.54		$200,000
	PSU	02/11/20				8,052	16,103	24,155				$410,627
	RSU	02/11/20									8,149	$199,976

(1)	Awards labeled as “MIP” are granted pursuant to the Company’s MIP. All other awards listed in this column are granted pursuant to the Omnibus Equity Plan.

(2)	Reflects potential payouts under the 2020 MIP. Amounts actually paid under our 2020 MIP to all NEOs are reported above in the Summary Compensation Table.

(3)

These columns represent the threshold, target and maximum potential payouts pursuant to the PSUs granted in 2020, which are scheduled to vest, upon the certification of the achievement of the predetermined performance metrics, on the third anniversary of the date of grant.

(4)

Represents RSUs granted to each NEO, all of which are scheduled to vest in full on the third anniversary of the date of grant, other than the RSUs granted to Ms. Behnia and the RSUs granted to Mr. Castillo on March 23, 2020. Of the RSUs granted to Ms. Behnia on June 29, 2020, 30% will vest on the second anniversary of the date of grant and 70% will vest on the third anniversary of the date of grant. The RSUs granted to Mr. Castillo on March 23, 2020 will vest ratably over a three-year period.

(5)

The amounts reflect the grant date fair values for stock options, RSUs and PSUs computed in accordance with FASB ASC Topic 718. Values for PSUs reflect the fair value of the shares on the date of grant based on the probable outcome of performance conditions (consistent with FASB ASC Topic 718).

2021 Proxy Summary	|	33

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of securities underlying the equity awards held by each of our NEOs as of December 31, 2020.

		Option Awards					Stock Awards		Stock Awards
Name	Grant Date	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable		Option exercise price	Option expiration date	Number of shares or units of stock that have not vested(1)	Market value of shares or units of stock that have not vested(2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested(3)	Equity incentive plan awards: market value or payout value of unearned shares, units or other rights that have not vested(2)
Gary S. Michel	06/18/18	115,100	57,550	(4)	$28.94	06/18/28	—	—	—	—
	06/18/18	—	—		—	—	34,329	$870,583	—	—
	06/18/18	—	—		—	—	—	—	34,329	$870,571
	02/25/19	35,489	70,978	(4)	$20.96	02/25/29	—	—	—	—
	02/25/19	—	—		—	—	42,312	$1,073,032	—	—
	02/25/19	—	—		—	—	—	—	48,552	$1,231,266
	02/11/20	—	150,958	(5)	$24.54	02/11/30	—	—	—	—
	02/11/20	—	—		—	—	58,132	$1,474,228	—	—
	02/11/20	—	—		—	—	—	—	57,430	$1,456,425
John R. Linker	01/12/13	16,478	—		$13.25	01/12/23	—	—	—	—
	01/12/13	16,497	—		$9.23	01/12/23	—	—	—	—
	05/02/14	18,284	—		$6.74	05/02/24	—	—	—	—
	05/02/14	2,464	—		$9.97	05/02/24	—	—	—	—
	02/02/17	25,662	—		$27.59	02/02/27	—	—	—	—
	02/26/18	6,188	3,093	(4)	$33.34	02/26/28	—	—	—	—
	02/26/18	—	—		—	—	3,615	$91,676	—	—
	02/26/18	—	—		—	—	—	—	3,616	$91,689
	11/01/18	—	—		—	—	93,516	$2,371,566	—	—
	02/25/19	10,504	21,008	(4)	$20.96	02/25/29	—	—	—	—
	02/25/19	—	—		—	—	12,523	$317,583	—	—
	02/25/19	—	—		—	—	—	—	14,371	$364,436
	02/11/20	—	26,785	(5)	$24.54	02/11/30	—	—	—	—
	02/11/20	—	—		—	—	10,314	$261,563	—	—
	02/11/20	—	—		—	—	—	—	10,190	$258,418
Roya Behnia	06/29/20	—	—		—	—	126,262	$3,202,004	—	—
Daniel J. Castillo	02/01/18	—	—		—	—	15,000	$380,400	—	—
	02/01/18	—	—		—	—	15,000	$380,400	—	—
	02/26/18	7,426	3,711	(4)	$33.34	02/26/28	—	—	—	—
	02/26/18	—	—		—	—	4,339	$110,037	—	—
	02/26/18	—	—		—	—	—	—	4,339	$110,037
	02/25/19	5,132	10,264	(4)	$20.96	02/25/29	—	—	—	—
	02/25/19	—	—		—	—	6,118	$155,152	—	—
	02/25/19	—	—		—	—	—	—	7,021	$178,053
	02/11/20	—	15,873	(5)	$24.54	02/11/30	—	—	—	—
	02/11/20	—	—		—	—	14,262	$361,684	—	—
	02/11/20	—	—		—	—	—	—	6,039	$153,136
	03/23/20	—	—		—	—	118,000	$2,992,480	—	—

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		Option Awards					Stock Awards		Stock Awards
Name	Grant Date	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable		Option exercise price	Option expiration date	Number of shares or units of stock that have not vested(1)	Market value of shares or units of stock that have not vested(2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested(3)	Equity incentive plan awards: market value or payout value of unearned shares, units or other rights that have not vested(2)
Timothy R. Craven	09/28/15	34,914	—		$15.90	09/28/25	—	—	—	—
	09/28/15	8,719	—		$19.89	09/28/25	—	—	—	—
	09/28/15	8,173	—		$19.58	09/28/25	—	—	—	—
	09/28/15	2,035	—		$23.67	09/28/25	—	—	—	—
	02/01/16	2,552	638	(6)	$20.36	02/01/26	—	—	—	—
	02/01/16	10,908	2,727	(6)	$17.16	02/01/26	—	—	—	—
	02/02/17	20,530	—		$27.59	02/02/27	—	—	—	—
	02/26/18	6,188	3,093	(4)	$33.34	02/26/28	—	—	—	—
	02/26/18	—	—		—	—	3,615	$91,676	—	—
	02/26/18	—	—		—	—	—	—	3,616	$91,689
	02/25/19	5,522	11,044	(4)	$20.96	02/25/29	—	—	—	—
	02/25/19	—	—		—	—	6,583	$166,945	—	—
	02/25/19	—	—		—	—	—	—	7,555	$191,582
	02/11/20	—	21,164	(5)	$24.54	02/11/30	—	—	—	—
	02/11/20	—	—		—	—	8,149	$206,659	—	—
	02/11/20	—	—		—	—	—	—	8,052	$204,186

(1)

The amounts in this column represent the total number of RSUs not vested as of December 31, 2020. All RSUs granted on February 26, 2018 vested in full on February 26, 2021. The remaining RSUs granted in 2018 to Mr. Michel are scheduled to vest in full on June 18, 2021. RSUs granted to Mr. Linker on November 1, 2018 are scheduled to vest in equal installments on each of November 1, 2021, November 1, 2022 and November 1, 2023. All RSUs granted on February 25, 2019 are scheduled to vest in full on February 25, 2022. All RSUs granted on February 11, 2020 are scheduled to vest in full on February 11, 2023. Of the RSUs granted to Ms. Behnia on June 29, 2020, 30% will vest on the second anniversary of the date of grant and 70% will vest on the third anniversary of the date of grant. The RSUs granted to Mr. Castillo on March 23, 2020 vest ratably over a three-year period, and of the RSUs granted to him on February 1, 2018, 15,000 vested on February 1, 2021 and 15,000 will vest on February 1, 2022.

(2)	Based on the per share closing market price of our common stock on December 31, 2020 of $25.36.

(3)

The amounts in this column represent the number of PSUs, which were not vested as of December 31, 2020, for the performance periods 2018 through 2020 (for awards granted in 2018), 2019 through 2021 (for awards granted in 2019) and 2020 through 2022 (for awards granted in 2020), based on the achievement of threshold performance. Based on the failure to achieve the performance goals for the performance periods 2018 through 2020, the results of which were certified after the end of 2020, the PSU awards granted in 2018 were all forfeited.

(4)	The original award vests one-third annually over a three-year period beginning on the first anniversary of the grant date.
(5)	The original award vests ratably on February 11, 2021, February 11, 2022 and February 11, 2023.

(6)	The original award vests one-fifth annually over a five-year period beginning on the first anniversary of the grant date.

Option Exercises and Stock Vested

The following table lists the stock awards vested for each of the NEOs during the year ended December 31, 2020. Our NEOs did not exercise any options during the year ended December 31, 2020.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Market Value of Shares that have Vested($)(2)
Gary S. Michel	34,329	$563,339
John R. Linker	7,468	$181,771
Roya Behnia	—	—
Daniel J. Castillo	—	—
Timothy R. Craven	5,974	$145,407

(1)

Upon the vesting of certain RSUs, 34,329 shares were issued of which 10,196 shares were withheld to cover applicable taxes (Mr. Michel), 7,468 shares were issued of which 2,413 shares were sold to cover applicable taxes (Mr. Linker) and 5,974 shares were issued of which 1,986 shares were sold to cover applicable taxes (Mr. Craven).

(2)

Represents the aggregate value of RSUs issued to Mr. Michel at a market value of $16.41 per share and to Messrs. Linker and Craven at a market value of $24.34 per share based on their respective settlement dates.

2021 Proxy Summary	|	35

Employment Agreements

The Company entered into employment agreements (the “NEO Employment Agreements”) with each of our NEOs. The NEO Employment Agreements generally provide for indefinite employment terms that are terminable by either party as provided therein and specify a minimum salary, target incentive compensation, as well as other benefits and perquisites. They also contain restrictive covenants that, among other things, limit the executive’s ability to engage in competitive activity with the Company, or to solicit customers or employees of the Company, within a specified period following his or her termination of employment. The NEO Employment Agreements also provide for certain payments and benefits following certain termination events, as described in greater detail below under the heading “Potential Payments upon Termination or Change in Control.”

2020 CEO Pay Ratio Disclosure

As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we disclose annually the ratio of our median employee’s annual total compensation to the annual total compensation of our CEO.

Identifying the Median Employee

As permitted under the SEC rules, our median employee for 2020 CEO pay ratio purposes is the same median employee identified in 2018 and 2019. The Company believes that using the same median employee does not significantly affect our pay ratio disclosure because there have been no significant changes to our employee population or our employee compensation arrangements in 2020.

We identified our “median employee” in 2018 using a multistep process. First, we compiled our active, global employee population. As permitted under the de minimis exception, we excluded from the population employees in the following six jurisdictions: Latvia (526), Mexico (308), Chile (155), St. Kitts (42), Croatia (9) and New Zealand (5). Excluding those employees, as of November 2, 2018, the Company had 22,099 full-time and part-time employees in 20 countries worldwide, including 9,544 employees in the United States and 12,555 employees outside the United States. This total excludes independent contractors and other individuals classified as non-employees in their respective jurisdictions based on our employment and payroll tax records.

To identify the median employee from our identified employee population, we next compiled for each employee “total cash compensation” consisting of (i) base pay (salary or gross wages for hourly employees), annualized for any permanent employees hired during the year and for all employees through the end of the year; (ii) bonuses and cash incentives paid; and (iii) cash commissions and similar payments. Compensation amounts were determined from our payroll systems in each jurisdiction. Payments not made in US dollars were converted to US dollars at the prevailing exchange rates on November 2, 2018. Our median employee was determined as the individual who earned total cash compensation at the midpoint of our global employee population.

Calculating the 2020 CEO Pay Ratio

To determine the CEO to median employee pay ratio, we calculated 2020 total compensation for our median employee consistent with the methodology used to calculate 2020 total compensation of our CEO in the Summary Compensation Table on page 32 of this Proxy Statement and divided it into the CEO’s total compensation. Based on this calculation, for 2020, our CEO received total annual compensation of $8,379,513 and our median employee received total annual compensation of $54,778, resulting in a CEO pay ratio of approximately 153:1. Our CEO pay ratio is a reasonable estimate, calculated in a manner consistent with Item 402(u) of Regulation S-K. Given the different methodologies that various public companies will use to determine an estimate of their ratio, the estimated CEO pay ratio information provided herein should not be used as a basis for comparison between companies.

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Potential Payments upon Termination or Change in Control

Each of our NEOs is entitled to certain payments and benefits following a termination of employment in certain circumstances. These potential benefits are summarized below and reflect obligations pursuant to the NEO Employment Agreements in effect on December 31, 2020.

Termination for Cause or Voluntary Resignation without Good Reason

Upon a termination by the Company for cause (as defined in the relevant agreement or as determined in accordance with the applicable equity plan) or due to a voluntary resignation without good reason (as defined in the relevant agreement), no severance benefits are payable to the NEO. The NEO would forfeit the right to receive an annual bonus under the MIP in the year of termination but would be paid for any bonus earned in the prior fiscal year if such bonus had not yet been paid prior to the date of termination. Stock options, RSUs and PSUs are treated in accordance with the award agreements pursuant to which they were granted, which typically provide that all unvested stock options, RSUs and PSUs are immediately forfeited, and vested stock options remain exercisable for the 90-day period following termination (other than following a termination for cause, in which case vested stock options are forfeited upon employment termination).

Termination Due to Death or Disability or Retirement

Upon a termination due to death or disability, the NEO will receive salary through the date of death or disability, as well as a bonus for the year in which the termination occurs, based on the Company’s actual performance, and prorated for the number of calendar months during which the executive was employed prior to termination. Stock options, RSUs and PSUs are treated in accordance with the award agreements pursuant to which they were granted, which typically provide that all unvested stock options, RSUs and PSUs are immediately forfeited, except for such grants made after 2020, which continue to vest in the event of death, disability or retirement. Stock options that are vested on the date of death, disability or retirement (which, generally, for grants through 2020 is reaching age 65, and for grants after 2020 is reaching age 55 and having at least ten years of service with the Company) remain exercisable until the earlier to occur of (x) the expiration of the twelve-month period following the final vesting date and (y) the stock option expiration date. Mr. Michel’s award agreements for grants made after 2020 provide the Committee with the discretion to award ongoing vesting upon his retirement.

Termination without Cause or Resignation for Good Reason

Not in Connection with a Change in Control

Under the terms of the NEO Employment Agreements, in the event that the NEO’s employment is terminated by the Company without cause or the NEO resigns for good reason (as such terms are defined in the NEO Employment Agreement), subject to the NEO’s execution and effectiveness of a general release of claims in our favor, the NEO will be entitled to receive: (i) an amount equal to the sum of (x) the NEO’s then-current base salary and (y) the NEO’s target annual cash incentive bonus for the year of termination, payable in twelve equal monthly installments following termination; (ii) a prorated annual cash incentive bonus based on actual Company performance for the entire fiscal year in which such termination occurs, prorated for the number of calendar months during which the executive was employed prior to termination (rounded up to the next whole month), and paid at the time bonuses are generally paid to other executives; (iii) treatment of equity awards held by the NEO pursuant to the terms of the applicable award agreement; (iv) if the NEO is participating in the Company’s group health plan immediately prior to the date of termination and elects to continue coverage, reimbursement of 12 months of COBRA premiums following termination; and (v) outplacement services not to exceed a total value of $10,000. In addition, each NEO will be bound by two-year post-termination non-competition and non-solicitation covenants (with the exception of Mr. Michel, who has a one-year post-termination noncompetition covenant).

For stock options granted on and prior to February 2, 2017, award agreements typically provided that upon termination without cause or resignation for good reason, the number of stock options scheduled to vest on the next vesting date following termination will accelerate and vest on the date of termination. For stock options granted after that date, award agreements typically provide that any stock options not yet vested on the date of termination are forfeited. Award agreements typically provide that vested options may be exercised during a period of 90 days following the date of termination without cause or resignation for good reason.

For all currently outstanding RSUs and for all PSUs, the award agreements typically provide that any RSUs and PSUs not yet vested on the date of termination are forfeited.

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In Connection with a Change in Control

Under the terms of the NEO Employment Agreements for Messrs. Michel, Linker and Craven and Ms. Behnia, in the event of termination of employment without cause or resignation for good reason, in either case occurring on or after a “change in control” (as defined in the applicable NEO Employment Agreement), each of these NEOs will be entitled to receive: (i) an amount equal to two times the sum of (x) the NEO’s then-current base salary and (y) the NEO’s average cash incentive bonus for the three full fiscal years prior to the change in control event or the three full fiscal years prior to the year of termination, if greater (the “CIC Severance”); (ii) a prorated annual cash incentive bonus based on the NEO’s annual bonus target amount for that fiscal year, prorated for the number of calendar months during which the executive was employed prior to termination (rounded up to the next whole month) (the “CIC Prorated Bonus”); (iii) accelerated vesting of all time-based equity awards held by the NEO; (iv) full acceleration of vesting of PSUs at target amounts prorated through the date of termination (rounded up to the next full year); (v) if the NEO is participating in the Company’s group health plan immediately prior to the date of termination, payment of 24 months of COBRA premiums following termination; and (vi) outplacement services not to exceed a total value of $10,000. The CIC Severance will be paid (A) if the termination occurs within two years of the change in control, in a single lump sum within ten days following termination, and (B) if the termination occurs more than two years following a change in control, in twelve equal monthly installments following termination. The CIC Prorated Bonus will be payable (A) if the termination occurs within two years of the change in control, as soon as practicable following termination, and (B) if the termination occurs more than two years following a change in control, at the time annual bonuses are generally paid to other executives. In addition, each would be bound by two-year post-termination non-competition and non-solicitation covenants (with the exception of Mr. Michel, who has a one-year post-termination non-competition covenant).

Under the terms of the NEO Employment Agreement for Mr. Castillo, in the event that his employment is terminated by us without cause or he resigns for good reason, in either case occurring on or after a change in control (as defined in his NEO Employment Agreement), he will be entitled to receive: (i) his continued base salary for one year; (ii) target annual cash incentive bonus for the year of termination, payable in twelve equal monthly installments following termination; (iii) a prorated annual cash incentive bonus based on actual Company performance for the entire fiscal year in which such termination occurs, prorated for the number of calendar months during which the executive was employed prior to termination (rounded up to the next whole month), and paid at the time bonuses are generally paid to other executives; (iv) accelerated vesting of all time-based equity awards; (v) full acceleration of vesting of PSUs at target amounts prorated through the date of termination (rounded up to the next full year); (vi) if he is participating in the Company’s group health plan immediately prior to the date of termination and elects to continue coverage, reimbursement of 12 months of COBRA premiums following termination; and (vii) outplacement services not to exceed a total value of $10,000. Mr. Castillo would be bound by two-year post-termination non-competition and non-solicitation covenants.

Estimated Potential Termination Payments and Benefits

The following table provides the estimated value of the payments and benefits that our NEOs would have been provided under the employment agreements, letter agreements, and other management agreements and policies described above that were in effect as of December 31, 2020 in connection with certain termination scenarios, assuming in each case that such termination had occurred on December 31, 2020 (and, if applicable, assuming that a change in control had occurred during 2020). The actual amounts that would be paid upon an NEO’s termination of employment can be determined only at the time of such event.

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Name(1)	Without Cause or Good Reason (not in connection with a Change in Control)(2)	Death or Disability(3)	Termination in Connection with a Change In Control(4)
Gary S. Michel	$2,111,715	$1,650,000	$8,094,838
John R. Linker	$932,977	$630,000	$3,180,920
Roya Behnia	$1,096,658	$720,000	$3,620,459
Daniel J. Castillo	$1,012,527	$520,800	$2,207,231
Timothy R. Craven	$704,977	$396,900	$1,936,870

(1)

None of the NEOs will receive any special benefits in the event of voluntary separation without good reason or termination for cause. Under standard plan provisions, the NEOs will continue to be eligible for benefits under the Company’s medical and dental plans until the last day of the month in which termination occurs. The NEO would also receive payment for bonus earned in the fiscal year prior to termination if that bonus has not been paid prior to the termination date. Any bonus earned in the year of termination is forfeited.

(2)

Amounts in this column represent the cash and benefits to be paid to the NEO in the event of termination by the Company without cause or resignation with good reason (each as defined in the NEO’s Employment Agreement). For all NEOs, the severance benefits represent (i) one year of base salary, (ii) one year’s target bonus, (iii) COBRA reimbursement for 12 months and (iv) accelerated vesting of one additional tranche of all unvested, pre-IPO and IPO Grant stock options. Each of these executives also is entitled to a prorated portion of his or her 2020 bonus and outplacement services not to exceed $10,000.

(3)	Amounts in this column represent the bonus for the year of termination that each NEO would have received in the event of termination by death or disability.

(4)

Amounts in this column represent the cash and benefits to be paid to the NEOs in the event of termination after a Change In Control (as defined in the NEO’s Employment Agreement). These amounts represent for Messrs. Michel, Linker and Craven and Ms. Behnia (i) two times the sum of (x) the NEO’s then-current base salary and (y) the NEO’s average cash incentive bonus for the three full fiscal years prior to the change in control event (assumed paid at target for each year for purposes of this calculation); (ii) a prorated annual cash incentive bonus paid at target; (iii) accelerated vesting of (a) all time-based equity awards and (b) all PSUs at target amounts prorated through the date of termination; (iv) estimated payment for 24 months of COBRA premiums; and (v) outplacement services not to exceed a total value of $10,000. For Mr. Castillo, his amount includes (i) his continued base salary for one year; (ii) target annual cash incentive bonus for the year; (iii) a prorated annual cash incentive bonus based at target; (iv) accelerated vesting of all time-based equity awards; (v) all PSUs at target amounts prorated through the date of termination; (vi) estimated payment for 12 months of COBRA premiums; and (vii) outplacement services not to exceed a total value of $10,000.

Proposal 2: Advisory Vote to Approve Compensation of NEOs

The Board is requesting your advisory vote on the following “say-on-pay” resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including in the Compensation Discussion and Analysis, the compensation tables and narrative discussion, is hereby approved.

The affirmative vote of a majority of the votes cast is required to approve this proposal on a non-binding, advisory basis.

The Board is committed to excellence in corporate governance and recognizes the interest our stockholders have in our executive compensation program. As part of that commitment, and in accordance with the Exchange Act, our stockholders are being asked to approve a nonbinding, advisory resolution on the compensation of our named executive officers, as reported in this Proxy Statement. As described in the Compensation Discussion and Analysis, beginning on page 22 of this Proxy Statement, we believe that our executive compensation program effectively aligns the interests of our executive officers with those of our stockholders by tying a significant portion of their compensation to JELD-WEN’s performance and by providing a competitive level of compensation needed to recruit, retain and motivate talented executives critical to JELD-WEN’s long-term success.

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We are asking our stockholders to vote FOR, on an advisory basis, the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including in the Compensation Discussion and Analysis, the compensation tables and narrative discussion, is hereby approved.

As an advisory vote, this proposal is not binding on the Company. However, the Compensation Committee and the Board value the opinions expressed by the Company’s stockholders on this issue and will consider the outcome of this vote when making future compensation decisions for the named executive officers.

Statement in Support

Through our ongoing stockholder engagement, we receive consistent feedback that our investors favor incentive compensation arrangements tied to specific performance measures that drive long-term performance and value creation. In addition, at our annual meeting of stockholders held in 2020, 98% of the votes cast on our say-on-pay proposal approved the compensation we paid to our executive officers. As a result of this stockholder support of our pay-for-performance compensation structure, among other considerations, the Committee decided not to implement any significant changes to our compensation programs in fiscal 2020, but to continue to focus our compensation program to incorporate performance elements directly linked to achievement of our long-term strategic goals.

Key features of our fiscal year 2020 executive compensation program were:	Pay-for-Performance

•   50% of the annual long-term target equity opportunity for our NEOs was delivered in the form of a performance-based stock award with payouts based on achievement against pre-established strategic performance metrics.

•   Metrics for our performance stock awards were designed to align with our key strategic initiatives that drive long-term stockholder value.

•   Our performance stock awards included a relative total stockholder return multiplier, to incentivize significant positive outperformance, thereby strengthening the alignment of the interests of our executive officers with the interests of our long-term stockholders.

100% Annual cash incentive tied to achievement of preset financial targets
50% Long-term target equity awards were performance stock awards tied to strategic metrics

✓	OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 2 TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED PURSUANT TO THE SEC’S COMPENSATION DISCLOSURE RULES.

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4. AUDIT COMMITTEE MATTERS

Independent Auditor’s Fees and Services

The following is a description of the professional services performed and the fees billed by PwC for the fiscal years ended December 31, 2020 and December 31, 2019.

(dollars in millions)	Fiscal Year Ended December 31, 2020	Fiscal Year Ended December 31, 2019
Audit Fees(1)	$8.7	$10.0
Audit-Related Fees	—	—
Tax Fees(2)	$0.4	$0.6
All Other Fees	—	—
Total	$9.1	$10.6

(1)

Audit fees consist of fees and expenses billed by PwC associated with the annual audit of our consolidated financial statements, the review of our periodic reports, accounting consultations and audits of statutory filings for certain foreign subsidiaries.

(2)	Tax fees are fees and expenses billed by PwC for domestic and international tax compliance and tax advice.

Audit Committee Pre-Approval of Audit and Non-Audit Related Services of Independent Auditor

The Audit Committee has adopted a Policy for Pre-Approval of Independent Auditor Services (the “Pre-Approval Policy”) outlining the scope of services that PwC may provide to the Company. The Pre-Approval Policy sets forth guidelines and procedures the Company must follow when retaining PwC to perform audit, audit-related, tax and other services. The Pre-Approval Policy also specifies certain non-audit services that may not be performed by PwC under any circumstances. Pursuant to these guidelines, the Audit Committee approves fee thresholds annually for each of these categories, and services within these thresholds are deemed pre-approved. The Audit Committee has delegated authority to the Chair of the Audit Committee to pre-approve permitted audit and non-audit services between regularly scheduled quarterly Audit Committee meetings, provided that such pre-approvals are presented to the Audit Committee at its next scheduled meeting. All fees reported above were approved pursuant to the Pre-Approval Policy. The services provided by our independent auditor and related fees are discussed with the Audit Committee, and the Pre-Approval Policy is evaluated and updated periodically by the Audit Committee.

Report of the Audit Committee of the Board

The Audit Committee operates under a written charter adopted by the Board. The charter is available under the Governance section on the Company’s website at investors.jeld-wen.com.

The Audit Committee is responsible for the oversight of the integrity of the Company’s consolidated financial statements, the Company’s system of internal controls over financial reporting, financial risk management, the qualifications and independence of the Company’s independent auditor, the performance of the Company’s internal auditors and independent auditor, and the Company’s compliance with legal and regulatory requirements. Subject to ratification by the stockholders, the Audit Committee has the sole authority and responsibility to select, determine the compensation of, oversee, evaluate and, when appropriate, replace the Company’s independent auditor.

The Audit Committee serves in an oversight capacity and is not part of the Company’s managerial or operational decision-making process. Management is responsible for the financial reporting process, including the Company’s system of internal controls, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States and for the report on the Company’s internal control over financial reporting. The Company’s independent auditor is responsible for auditing those financial statements and

2021 Proxy Summary	|	41

expressing an opinion as to their conformity with such accounting principles and effectiveness of the Company’s internal control over financial reporting. PwC was the Company’s independent auditor in 2020. The Audit Committee’s responsibility is to oversee the financial reporting process and to review and discuss management’s report on the Company’s internal controls over financial reporting. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management, the internal auditors and the independent auditor.

During 2020, the Audit Committee, among other things:

•	Reviewed and discussed the Company’s quarterly earnings releases, quarterly reports on Form 10-Q and annual report on Form 10-K, including the consolidated financial statements;

•

Reviewed and discussed the Company’s policies and procedures for financial risk assessment and financial risk management and the major financial risk exposures of the Company and its business units, as appropriate;

•	Reviewed and discussed the annual plan and the scope of work of the internal auditors for 2020 and summaries of the significant reports to management by the internal auditors;

•	Reviewed and discussed with management the plans and progress against those plans for remediating material weaknesses and significant deficiencies in internal controls;

•	Reviewed and discussed with management policies with respect to risk assessment and risk management;

•	Provided input to the Compensation Committee regarding performance of key finance, internal control and risk management personnel;

•	Reviewed and discussed with management their reports on the Company’s policies regarding applicable legal and regulatory requirements;

•	Reviewed and approved the Audit Committee’s charter; and

•	Met regularly with the CFO, the General Counsel, the independent auditor and the internal auditors in separate executive sessions.

The Audit Committee has reviewed and discussed with management, the internal auditors and the independent auditor the audited consolidated financial statements for the year ended December 31, 2020 and the critical accounting policies that are set forth in the Company’s annual report on Form 10-K.

The Audit Committee discussed with PwC matters that independent auditors must discuss with audit committees under generally accepted auditing standards and standards of the Public Company Accounting Oversight Board (the “PCAOB”), including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Auditing Standard No. 1301 “Communications with Audit Committees,” as adopted by the PCAOB. This review included a discussion with management and the independent auditor of the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in the Company’s consolidated financial statements, including the disclosures related to critical accounting policies.

PwC also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB and represented that it is independent from the Company. The Audit Committee discussed with PwC its independence from the Company and considered whether services it provided to the Company beyond those rendered in connection with its audit of the Company’s annual consolidated financial statements included in its annual report on Form 10-K and reviews of the Company’s interim condensed consolidated financial statements included in its quarterly reports on Form 10-Q were compatible with maintaining its independence. The Audit Committee also reviewed and pre-approved, among other things, the audit, audit-related, tax and other services performed by the independent auditor. The Audit Committee received regular updates on the amount of fees and scope of audit, audit-related, tax and other services provided.

Based on the Audit Committee’s review and these meetings, discussions and reports discussed above, and subject to the limitations on its role and responsibilities referred to above and in the Audit Committee charter, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for the year ended December 31, 2020 be included in the Company’s annual report on Form 10-K for filing with the SEC. The

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Audit Committee also selected PwC as the Company’s independent auditor for the year ending December 31, 2021, which it believes is in the best interest of the Company and its stockholders, and is presenting that selection to stockholders for ratification at the meeting.

Members of the Audit Committee of the Board:

Greg G. Maxwell, Chair

William F. Banholzer

Martha L. Byorum

Steven E. Wynne

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Proposal 3: Ratification of Selection of Independent Auditor for 2021

The Audit Committee has selected PwC as JELD-WEN’s independent auditor for 2021. As a matter of good corporate governance and because the Board considers the selection of the independent auditor to be an important matter of stockholder concern, the Board asks that stockholders ratify the selection of PwC as independent auditor.

The affirmative vote of a majority of the votes cast is required to approve this proposal.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of JELD-WEN’s independent auditor retained to audit JELD-WEN’s financial statements and internal controls over financial reporting. The Committee conducts a comprehensive annual evaluation of the independent auditor’s qualifications, performance and independence. The Committee considers whether the independent auditor should be rotated and considers the advisability and potential impact of selecting a different independent auditor. In evaluating and selecting the Company’s independent auditor, the Audit Committee considers, among other things, historical and recent performance of the current independent audit firm, an analysis of known significant legal or regulatory proceedings related to the firm, external data on audit quality and performance, including recent PCAOB reports, industry experience, audit fee revenues, firm capabilities and audit approach, and the independence and tenure of the audit firm.

The Audit Committee selected, and the Board ratified the selection of, PwC to serve as our independent auditor for 2021. PwC has been JELD-WEN’s auditor since 2000.

In accordance with SEC rules and PwC policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide audit services to our company. For lead and concurring review audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of the lead audit partner under this rotation policy involves a meeting between the Chair of the Audit Committee and the candidate for the role, as well as discussion by the full Committee and with management. Due to the rotation requirements, JELD-WEN last engaged a new audit partner at PwC beginning in 2018.

The Audit Committee and the Board believe that the continued retention of PwC as our independent auditor is in the best interests of JELD-WEN and our stockholders, and we are asking our stockholders to ratify the selection of PwC as our independent auditor for 2021. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of PwC to our stockholders for ratification because we value our stockholders’ views on JELD-WEN’s independent auditor and as a matter of good corporate practice. In the event that our stockholders fail to ratify the selection, it will be considered a recommendation to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee may in its discretion select a different independent auditor at any time during the year if it determines that such a change would be in the best interests of JELD-WEN and our stockholders.

Representatives of PwC will virtually attend the Annual Meeting to answer questions. They also will have the opportunity to make a statement if they desire to do so.

✓	OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF PWC AS THE COMPANY’S INDEPENDENT AUDITOR FOR 2021.

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5. INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Questions and Answers About the Annual Meeting

Why am I receiving these materials?

You are receiving these materials because, at the close of business on March 1, 2021 (the “Record Date”), you owned shares of the Company’s common stock, $0.01 par value per share. All stockholders of record on the Record Date are entitled to virtually attend and vote at the Annual Meeting.

Each share of our common stock is entitled to vote at the Annual Meeting. As of the Record Date, we had 101,086,491 shares of common stock outstanding. With respect to all matters submitted for vote at the Annual Meeting, each share of common stock is entitled to one vote.

What is a proxy?

A “proxy” is your legal designation of another person to vote the stock you own in the manner you direct. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. All shares represented by valid proxies received and not revoked before the Annual Meeting will be voted at the

Annual Meeting in accordance with the stockholder’s specific voting instructions.

The Board is soliciting proxies for use at the Annual Meeting and has designated Roya Behnia and James Hayes to serve as proxies for the Annual Meeting, or any postponements or adjournments of the meeting.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

The SEC rules allow companies to choose the method for delivery of proxy materials to stockholders. The Company has elected to mail a Notice of Internet Availability of Proxy Materials, rather than send a full set of these materials in the mail. The Notice of Internet Availability of Proxy Materials were sent to stockholders beginning on or about March 18, 2021, and the proxy materials were posted in the Financials section of the Company’s website, investors.jeld-wen.com, and on the website referenced in the Notice of Internet Availability of Proxy Materials on or around the same day. Utilizing this method of proxy delivery expedites receipt of proxy materials by the Company’s stockholders and lowers the Company’s costs. All stockholders will have the ability to access, and receive instructions on how to access, the proxy materials over the Internet or request a printed set of the proxy materials, if desired. The Notice of Internet Availability of Proxy Materials also provides instructions on how to vote using the Internet. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholders of Record. If your shares are registered in your name with our transfer agent, American Stock Transfer & Trust Company LLC (“AST”), you are a stockholder of record with respect to those shares and the Notice of Internet Availability of Proxy Materials or the proxy materials were sent directly to you by Broadridge Financial Solutions, Inc. (“Broadridge”).

Beneficial Owners. If you hold your shares in an account at a bank or broker, then you are the beneficial owner of shares held in “street name.” The Notice of Internet Availability of Proxy Materials or proxy materials were forwarded to you by your bank or broker, who is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your bank or broker on how to vote the shares held in your account.

2021 Proxy Summary	|	45

How can I access the proxy materials for the Annual Meeting?

Stockholders may access the proxy materials, which include the Notice of Annual Meeting of Stockholders, Proxy Statement (including a form of proxy card) and 2020 Annual Report on the Internet at www.proxyvote.com. You can also request a paper copy of the proxy materials be mailed to you free of charge via the Internet (at www.proxyvote.com), by telephone (toll-free at 800-579-1639) or by sending an email to sendmaterial@proxyvote.com and referencing the 16-digit number on the Notice of Internet Availability of Proxy Materials that you received. Instead of receiving future copies of our proxy materials by mail, you can elect to receive an e-mail that will provide electronic links to these documents. Opting to receive your proxy materials online will save the cost of producing and mailing documents to your home or business, will give you an electronic link to the proxy voting site and will help preserve environmental resources.

Stockholders of Record. You may enroll in the electronic proxy delivery service at any time by contacting JELD-WEN Stockholder Services via email at StockholderServices@jeldwen.com and requesting enrollment.

Beneficial Owners. If you hold your shares in a bank or brokerage account, you also may have the opportunity to receive the proxy materials electronically. Please check the information provided in the proxy materials you receive from your bank or broker regarding the availability of this service.

What matters am I voting on, how may I vote on each matter, and how does the Board recommend that I vote on each matter?

The following table sets forth each of the matters you are being asked to vote on, the standard for determining the outcome of the vote, how you may vote on each proposal and how the Board recommends that you vote on each proposal. Virtual attendance at our Annual Meeting constitutes presence in person for purposes of the vote required under our Bylaws:

Matter to be Voted Upon	How May I Vote?	How Does the Board Recommend that I Vote?

1.  The election of nine director nominees identified in this Proxy Statement as described in Proposal One.

Each director must be elected by a plurality of the votes cast. A plurality means that the nominees with the largest number of votes “FOR” are elected as directors up to the maximum number of directors to be elected at the Annual Meeting.

You may (i) vote FOR the election of all director nominees named herein; (ii) WITHHOLD authority to vote for all such director nominees; or (iii) vote FOR the election of some director nominees and WITHHOLD authority to vote for specific director nominees by so indicating in the space provided on the proxy. If you WITHHOLD your vote, your shares will not be considered to have been voted and will have no effect on the vote on this matter.

The Board recommends that you vote FOR all nine director nominees.

2.  The approval, on a nonbinding, advisory basis, of the compensation of our named executive officers.

The affirmative vote of a majority of the votes cast affirmatively or negatively is required to approve this advisory proposal, meaning that only votes cast “FOR” or “AGAINST” the proposal will be counted in determining the outcome.

	You may vote FOR or AGAINST the advisory vote on the compensation of our named executive officers, or you may indicate that you wish to ABSTAIN from voting on the matter. An abstention will have no effect on the vote on this matter.	The Board recommends that you vote FOR the approval, on an advisory basis, of the Company’s executive compensation.

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Matter to be Voted Upon	How May I Vote?	How Does the Board Recommend that I Vote?

3.  The ratification of PwC as the Company’s independent auditor for 2021.

The affirmative vote of a majority of the votes cast affirmatively or negatively is required to approve this proposal, meaning that only votes cast “FOR” or “AGAINST” the proposal will be counted in determining the outcome.

	You may vote FOR or AGAINST the ratification of PwC, or you may indicate that you wish to ABSTAIN from voting on the matter. An abstention will have no effect on the vote on this matter.	The Board recommends that you vote FOR the ratification of PwC as the Company’s independent auditor for 2021.

Other matters that may properly come before the Annual Meeting may require more than a majority vote under the laws of Delaware or other applicable laws.

How do I vote if I am a stockholder of record?

As a stockholder of record, you may vote your shares in any one of the following ways:

•	Call the toll-free number shown on the proxy card;

•	Vote, in advance of the Annual Meeting, on the Internet on the website shown on the proxy card;

•	Mark, sign, date and return the enclosed proxy card in the postage-paid envelope; or
•	Vote online at the Annual Meeting by following the instructions at www.virtualshareholdermeeting.com/JELD2021.

Whether or not you plan to virtually attend the Annual Meeting, we urge you to vote. Returning the proxy card or voting by telephone or online in advance of the Annual Meeting will not affect your right to virtually attend the Annual Meeting and vote online at the Annual Meeting.

How do I vote if I am a beneficial owner?

As the beneficial owner, you have the right to direct your bank or broker how to vote your shares by following the instructions that your bank or broker sent to you. You will receive, or be provided access to, proxy materials and voting instructions for each account that you have with a bank or broker. As a beneficial owner, if you wish to change the directions that you have provided your bank or broker, you should follow the instructions that your bank or broker sent to you.

As a beneficial owner, you are also invited to virtually attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares online at the Annual Meeting unless you obtain in advance a signed legal proxy from your bank or broker giving you the right to vote the shares and follow the instructions at www.virtualshareholdermeeting.com/JELD2021.

What if I return my proxy card or vote by Internet or phone but do not specify how I want to vote?

Stockholders of Record. If you are a stockholder of record and sign and return your proxy card or complete the online or telephone voting procedures, but do not specify how you want to vote your shares, we will vote them in accordance with the recommendations of the Board, as follows:

•	FOR the election of the nine director nominees;

•	FOR the approval, on an advisory basis, of the Company’s executive compensation program; and
•	FOR the ratification of PwC as our independent auditor for 2021.

Beneficial Owners. If you sign your voting card with no further instructions and you are a beneficial owner, then please see the response to the question immediately below for a description of how your shares will be voted.

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What is the effect of broker non-votes, abstentions and withheld votes?

Under the rules of the NYSE, if you are a beneficial owner of shares held in street name, your bank or broker has discretion to vote only on certain “routine” matters without your voting instructions. The only “routine” proposal you are being asked to vote on at the Annual Meeting is the Ratification of PwC as the Company’s independent auditor for the fiscal year ending December 31, 2021 (Proposal Three). Your bank or broker will not be permitted to vote your shares on any of the other proposals at the Annual Meeting unless you provide proper voting instructions. Accordingly, stockholders are urged to give their bank or broker instructions on voting their shares on all matters.

Our Bylaws require that elections of directors (Proposal One) be determined by a plurality of the votes cast.

Abstentions, withheld votes and broker non-votes have no effect on the proposal for the election of directors. Any non-employee director nominee who does not receive the affirmative vote of the majority of votes cast must promptly tender his or her resignation from the Board.

The affirmative vote of a majority of the votes cast affirmatively or negatively is required to approve, on an advisory basis, the compensation of the Company’s named executive officers (Proposal Two) and the ratification of PwC as the Company’s independent auditor for the fiscal year ending December 31, 2021 (Proposal Three). Abstentions and broker non-votes (with respect to Proposal 2) will have no effect on the outcome of these two proposals.

How do I vote Plan Shares?

If you are a participant in the JELD-WEN Employee Stock Ownership and Retirement Plan (“ESOP”) and/or JELD-WEN KSOP (“KSOP”; together with the ESOP, each a “Plan”), you will receive a voting card that will permit you to instruct the administrator of the Plan through Wells Fargo & Company (“Wells Fargo”) how to vote the shares of common stock credited to your account(s) and held in a Plan on March 1, 2021. Wells Fargo, as custodian of the Plan’s assets and stockholder of record, will vote these shares in accordance with your instructions to the Plan administrator or, on any matter for which you do not provide timely voting instructions, in accordance with the recommendation of the Board.

What can I do if I change my mind after I vote?

Stockholders of Record. If you are a stockholder of record, you can revoke your proxy before it is exercised by:

•	Written notice of revocation to JELD-WEN Holding, Inc., 2645 Silver Crescent Drive, Charlotte, North Carolina 28273, Attention: Corporate Secretary;

•	Timely delivery of a valid, later-dated proxy or a later-dated online vote or vote by telephone; or

•	Virtually attending the Annual Meeting and voting in person by ballot online by following the instructions at www.virtualshareholdermeeting.com/JELD2021.

Beneficial Owners. If you are a beneficial owner of shares but not the stockholder of record, you may submit new voting instructions by contacting your bank or broker. You may also vote online at the Annual Meeting if you obtain a legal proxy as described in the answer to the question “How do I vote if I am a beneficial owner?” above. All shares represented by valid proxies received and not revoked will be voted at the Annual Meeting in accordance with the stockholder’s specific voting instructions.

How can I virtually attend the Annual Meeting?

You are entitled to virtually attend the Annual Meeting only if you were a stockholder of record as of the Record Date or you hold a valid legal proxy for the Annual Meeting as described in the answer to the previous question, by logging in at www.virtualshareholdermeeting.com/JELD2021. To log in, you will need the 16-digit control number provided on your proxy card or voting instruction form.

Attendees will be required to comply with meeting guidelines and procedures available at www.virtualshareholdermeeting.com/JELD2021.

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What votes need to be present to hold the Annual Meeting?

Under our Bylaws, a quorum will exist at the Annual Meeting if stockholders holding a majority of the shares entitled to vote at the Annual Meeting are present in person or by proxy. Stockholders of record who return a proxy or vote in person at the meeting will be considered part of the quorum. Abstentions, withheld votes and broker non-votes are counted as “present” for determining a quorum. Virtual attendance at our Annual Meeting constitutes presence in person for purposes of quorum at the meeting.

Who will count the votes?

American Election Services, LLC (“AES”) will act as the inspector of elections and count the votes.

Where can I find the voting results?

We will announce the preliminary voting results at the Annual Meeting. We will also publish voting results in a current report on Form 8-K that we will file with the SEC after the Annual Meeting. If on the date of this Form 8-K filing the inspector of election for the Annual

Meeting has not certified the voting results as final, we will note in the filing that the results are preliminary and publish the final results in a subsequent amendment on Form 8-K/A filing within four business days after the final voting results are known.

Who will pay the costs of soliciting these proxies?

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of the Notice of Internet Availability of Proxy Materials, or a full set of the proxy materials (including the Proxy Statement, the 2020 Annual Report and proxy card), as applicable, and any additional information furnished to stockholders. Broadridge will assist us in distribution of the proxy materials and AES will provide voting and tabulation services for the Annual Meeting. We may reimburse banks, brokers, custodians and nominees for their reasonable costs of forwarding proxy materials to beneficial owners. Original solicitation of proxies may be supplemented by electronic means, mail, facsimile, telephone or personal solicitation by our directors, officers or other employees. No additional compensation will be paid to our directors, officers, or other employees for such services.

Are you “householding” for stockholders sharing the same address?

The SEC’s rules permit us to deliver a single copy of the Notice of Internet Availability of Proxy Materials, or a full set of the proxy materials, as applicable, to an address that two or more stockholders share. This method of delivery is referred to as “householding” and can significantly reduce our printing and mailing costs. It also reduces the volume of mail that you receive. We will deliver only one Notice of Internet Availability of Proxy Materials, or a full set of the proxy materials (including the Proxy Statement, the 2020 Annual Report and proxy card with postage-paid envelope), as applicable, to multiple registered stockholders sharing an address, unless we receive instructions to the contrary from one or more of the stockholders at the address or telephone number below. If printed copies of proxy materials are requested, we will still send each stockholder an individual proxy card.

If you did not receive an individual copy of the Notice of Internet Availability of Proxy Materials, or a full set of the proxy materials, as applicable, we will send copies to you if you contact us at JELD-WEN Holding, Inc., 2645 Silver Crescent Drive, Charlotte, North Carolina 28273, Attention: Corporate Secretary or by telephone at (877) 592-7575. If you and other residents at your address received multiple copies of the Notice of Internet Availability of Proxy Materials and desire to receive only a single copy of these materials, you may contact your bank or broker or contact us at the above address or telephone number.

2021 Proxy Summary	|	49

What is the deadline for stockholders to propose actions for consideration at the 2022 Annual Meeting of Stockholders?

Stockholder Proposals to be Considered for Inclusion in the Company’s 2022 Proxy Materials. To be considered for inclusion in our proxy statement for our 2022 Annual Meeting of Stockholders, stockholder proposals submitted pursuant to SEC Rule 14a-8 must be received by or before close of business on Thursday, November 18, 2021 and be submitted in accordance with Rule 14a-8. These stockholder proposals must be in writing and received by the deadline described above at our principal executive offices at JELD-WEN Holding, Inc., 2645 Silver Crescent Drive, Charlotte, North Carolina 28273, Attention: Corporate Secretary. If we do not receive a stockholder proposal by the deadline described above, the proposal may be excluded from our proxy statement for our 2022 Annual Meeting of Stockholders.

Other Stockholder Proposals for Presentation at the 2022 Annual Meeting of Stockholders. A stockholder proposal that is not submitted for inclusion in our 2022 proxy materials but is instead intended to be presented at the 2022 Annual Meeting of Stockholders, or that intends to submit a candidate for nomination as director at the 2022 Annual Meeting of Stockholders, must comply with the “advance notice” deadlines in our Bylaws. As such, notice of such business or nominations must be received by the Company no earlier than 75 days and no later than 45 days prior to the one-year anniversary of March 18, 2021, the date on which the 2021 Proxy Materials were first mailed, as set forth more fully in our Bylaws, and must comply with the other requirements set forth in our Bylaws. Such notices must be in writing and received within the “advance notice” deadlines described above at our principal executive office: JELD-WEN Holding, Inc., 2645 Silver Crescent Drive, Charlotte, North Carolina 28273, Attention: Corporate Secretary.

Whom should I call if I have any questions?

If you have any questions about your ownership of Company voting stock, please contact our transfer agent at:

American Stock Transfer & Trust Company LLC

6201 15th Avenue

Brooklyn, New York 11219

Internet: www.astfinancial.com

Telephone: (866) 668-6551

Email: info@astfinancial.com

(reference JELD-WEN Holding, Inc. in the subject line)

If you have any questions about voting or the Annual Meeting, please contact the Company’s Shareholder Services team at:

JELD-WEN Holding, Inc. Shareholder Services

2645 Silver Crescent Drive

Charlotte, North Carolina 28273

Toll Free: 877.592.7575

Fax: 704.246.5009

Email: ShareholderServices@jeldwen.com

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Incorporation by Reference

The Audit Committee Report shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any future filing under the Securities Act or Exchange Act, except to the extent that we specifically incorporate it by reference into such filing. In addition, the information contained on, or that can be accessed through, our website is not part of this Proxy Statement and references to our website addresses in this Proxy Statement are inactive textual references only.

Access to Reports and Other Information

We file or furnish our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Proxy Statements and other documents electronically with the SEC under the Exchange Act. You may obtain such reports from the SEC’s website at www.sec.gov.

Our website is investors.jeld-wen.com. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Proxy Statements and other documents filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available on our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our Corporate Governance Guidelines, Code of Business Conduct and Board committee charters are also available on our website. We will provide, free of charge, a copy of any of our corporate documents listed above upon written request to JELD-WEN Holding, Inc. Attention: Corporate Secretary, at 2645 Silver Crescent Drive, Charlotte, North Carolina 28273. References to our website in this Proxy Statement are inactive textual references only and the contents of our website are not incorporated by reference into this Proxy Statement for any purpose.

List of Company Stockholders

A list of our stockholders as of March 1, 2021, the record date for the Annual Meeting, will be available for inspection at our corporate headquarters during ordinary business hours throughout the 10-day period prior to the Annual Meeting. To access the list of stockholders during the Annual Meeting, please visit www.virtualshareholdermeeting.com/JELD2021 and enter the control number provided on your proxy card or voting instruction form.

Other Matters That May Come Before the Annual Meeting

We do not know of any other matters that will be considered at the Annual Meeting. However, if any other proper business should come before the meeting, the persons named on the proxy card will have discretionary authority to vote according to their best judgment to the extent permitted by applicable law.

2021 Proxy Summary	|	51

We’re proud to be a leading global provider of windows, doors, wall systems, and building products. You’ll find our innovative solutions under the JELD-WEN name and in the product collections of our global family of industry-leading brands.

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 28, 2021 for shares held directly and by 11:59 p.m. Eastern Time on April 26, 2021 for shares held JELD-WEN HOLDING, INC. in a Plan. Have your proxy card in hand when you access the web site and 2645 SILVER CRESCENT DRIVE follow the instructions to obtain your records and to create an electronic voting CHARLOTTE, NC 28273, USA instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/JELD2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 28, 2021 for shares held directly and by 11:59 p.m. Eastern Time on April 26, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D40408-P51718 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY JELD-WEN HOLDING, INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote FOR number(s) of the nominee(s) on the line below. the following: ! ! ! 1. To elect nine Directors: Nominees: 01) Tracey I. Joubert 06) Suzanne L. Stefany 02) Cynthia Marshall 07) Bruce M. Taten 03) Gary S. Michel 08) Roderick C. Wendt 04) Anthony Munk 09) Steven E. Wynne 05) David G. Nord The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. To approve, by non-binding advisory vote, the compensation of our named executive officers. ! ! ! 3. To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditor for 2021. ! ! ! NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. D40409-P51718 PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF JELD-WEN HOLDING, INC. The undersigned hereby appoints Roya Behnia and James Hayes as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side of this card, all the shares of JELD-WEN HOLDING, INC. (the ‘Company’) Common Stock which the undersigned is entitled to vote and, in his/her discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held April 29, 2021 or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, “FOR” PROPOSALS 2 AND 3, AND IN THE DISCRETION OF THE PROXY WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. (Continued and to be marked, dated and signed, on the reverse side)